SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐Soliciting Material Pursuant to {section} 240.14a-11(c) or {section}240.14a-12

BRAINTECH, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Item 22(a)(2) of Schedule 14A.

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LETTER TO THE SHAREHOLDERS

FROM THE CHIEF EXECUTIVE OFFICER

Dear Braintech Stockholders,

As a stockholder I’m personally interested in the performance of Braintech’s stock, as CEO and Chairman, I’m obligated to put the interests of shareholders ahead of my own interests and of other parties. Sometime interests will dovetail and sometimes they will not. In every case, shareholders interest must take precedent.

In the case of the recent signing of a global agreement with ABB, I very carefully considered the impact this agreement would have on Braintech shareholders. My assessment lead me to believe this agreement represents by far the best opportunity for the company to succeed with its primary goal of reaching sustained profitability and a subsequent positive effect on Braintech’s stock price.

I want to take this opportunity to explain to you what you should expect as a result of this global, market exclusive agreement with ABB. First let’s recap our business development efforts to-date.

At the core is product research and development. Since founding Braintech, a majority of funding has been spent on product development. Of the 21 full-time employees, 15 are dedicated to product development, (plus 2 in sales and 4 in corporate). This weighting in favor of technical staff has allowed us to develop proven, commercial grade software that is fully tested and supported. During the period 2000 to 2004, a time when no other company was investing in product development for vision guided robotics, (“VGR”) we, by virtue of being a start-up, invested our funds and our energies in the establishment of a VGR market.

Central to this effort was the development and adoption by marquee customers of systems powered by our product. Between 2002 and end of 2005 we successfully installed over 100 full productions systems in a variety of major automakers in North America and Japan. Customers include Ford, GM, Chrysler, Toyota, and Nissan. Though we have not yet sold enough systems to reach sustained profitability, we have succeeded in gaining recognition at a time when the appetite for VGR products is starting to rapidly increase.

We’ve had to fight hard to gain recognition and respect within an industry notoriously slow to make change. Our accomplishments have been incremental and they’ve always advanced our market credibility. These gains have added up, to the point that ABB and its customers have recognized the importance of VGR as a new market and the uniqueness of our product.

Officially, on January 1, 2006 ABB re-organized itself, changing from two divisions to five with Robotics becoming it own division. At the same time, new executive management took charge of the robotics division with a mandate to simplify operations. Favorable to our goals, the new ABB management recognized how well Braintech and its product eVF fit into their plans. In a short period of time, February-to-May we negotiated an agreement beneficial to both parties. Braintech received guaranteed annual purchases totaling US$10.5 million through to the end of 2008, rendering Braintech profitable by the beginning of 2007 at the latest. In return, ABB received an exclusive global license for the automotive manufacturing market and certain general industry verticals.

I have received numerous comments regarding the nature of the agreement. By far the largest number believes the agreement is beneficial, a smaller number are concerned that the agreement may limit our ability the sell product. I can unequivocally tell you that this agreement is absolutely the most important milestone in Braintech’s history because:

1.	The minimum purchase guarantees make us profitable by the start of 2007.
2.	TrueView is designated an ABB global standard.

.

The value of securing a minimum revenue guarantee that allows us to achieve profitability should not be underestimated. For the first time, an investor can with confidence calculate a future share value and use this information as a basis for a personal investment. Quite frankly, the present day share price does not reflect the guaranteed minimum future value through 2008.

As nice as it is to have guaranteed minimum revenues, the real value of this agreement will flow out of how well ABB, (with our support) leads the market for VGR. Presently, a vast majority of robots being sold are blind. Approximately, a total 95,000 robots were installed world-wide in 2004, and this is growing at double digit rates. The adoption rate of intelligent robots is climbing rapidly, with insiders considering the total annual number to double with over half being “intelligent”. Taking into consideration ABB’s existing market share of approximately 15%, this could mean as many as 15,000 intelligent robots being sold annually by ABB. I estimate that as quantities increase our average selling price, (an eVF runtime license) will be close to US$10,000.

With ABB as our primary business partner, Braintech has secured a position as a bona-fide world leader in vision guided software. What you should expect is for Braintech to:

1.	focus on and maximize our return on investment by supporting ABB; and
2.	branch out into new markets.

To this end, the company is prepared and will make changes to management and the Board of Directors that will positively impact our goals. For example, we have recently added a new director, Cliff Butler of Maryland. Cliff is a successful businessman who has navigated the difficult waters of early stage companies and has managed similar growth phases which Braintech is about to enter. Additionally, Cliff because of his strong business and financial relationships is taking a lead role to ensure the company is adequately capitalized to meet operational, growth and corporate structuring requirements.

As I stated at the beginning, shareholders interests are the number one priority for the Board of Directors. For me this means, I’m a director first and CEO second. This concept has led me to personally examine the CEO position. Based on what we have achieved to-date and most notably the agreement with ABB, I feel strongly that we should now recruit a CEO with much stronger ties into eastern US business and financial communities.

I view this not so much as a succession issue but rather a well timed transition from boot-strapping determination to main-stream business management. The other board members concur with my suggestion and are ready to support the transition effort. I will continue being very active as Chairman of Board, ensuring continuity and will focus my efforts on relationships and special projects.

I look forward very much to the next phase of Braintech. Thank-you for your interest and support.

Owen Jones

CEO and Director

BRAINTECH, INC.

930 West 1st Street

Suite 102

North Vancouver, BC V7P 3N4

Canada

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 21, 2006

11:00 A.M. VANCOUVER TIME

TO THE STOCKHOLDERS OF BRAINTECH, INC.:

NOTICE IS HEREBY GIVEN that Braintech, Inc., a Nevada corporation, (the "Company") will hold its Annual Meeting of Stockholders on Wednesday, June 21, 2006, at 11:00 am (Vancouver time), at the Company’s office located at #102 - 930 West 1st Street North Vancouver, British Columbia, Canada V7P 3N4.

The Annual Meeting is being held for the following purposes:

1.

To elect Owen L.J. Jones, Babak Habibi, Edward A. White, James Speros, Drew Miller and Clifford Butler as the directors of the Company for a one-year term expiring on the day of the 2007 Annual Meeting of Stockholders;

2.	To ratify the selection of Smythe Ratcliffe, Chartered Accountants, as our independent registered public accounting firm;

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on May 3, 2006 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement. Holders of the Company's shares of common stock on the record date are entitled to participate in and vote at the Annual Meeting.

Your attention is directed to the accompanying proxy statement and exhibits which summarize each item. Stockholders who do not expect to attend the Annual Meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE ANNUAL MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS

By:

/s/ Owen Jones

Owen Jones

BRAINTECH, INC.

#102 - 930 West 1st Street

North Vancouver, British Columbia

Canada V7P 3N4

PROXY STATEMENT

May 26, 2006

INTRODUCTION

The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy. As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Wednesday, June 21, 2006, at 11:00 am (Vancouver time), at the Company’s office located at #102 - 930 West 1st Street North Vancouver, British Columbia, Canada V7P 3N4.

There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is a means by which you may actually authorize another person to vote your shares in accordance with your instructions.

This proxy statement and accompanying proxy are being distributed on or about May 31, 2006.

VOTING

How to Vote Your Shares

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and mail the enclosed proxy card.

By completing and submitting your proxy, you will direct the designated persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has appointed Owen Jones and Edward White to serve as the proxies for the Annual Meeting.

Your proxy will be valid only if it is received before the polls are closed at the Annual Meeting. If you do not provide voting instructions with your proxy, then the designated proxies will vote your shares for the election of the nominated directors. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

How to Revoke Your Proxy

Regardless of how you submit your proxy, you may revoke your proxy at any time before it is exercised by any of the following means:

•	Notifying the company’s Secretary in writing.
•	Submitting a later dated proxy by mail.

•              Attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy; you must also vote your shares.

Stockholders Entitled to Vote and Ownership

You are entitled to one vote at the Annual Meeting for each share of the company’s common stock that you owned of record at the close of business on May 3, 2006. As of May 3, 2006, the company had issued and outstanding 24,487,237 shares of common stock, held by approximately 520 stockholders of record.

Information regarding the holdings of the company’s stock by directors, executive officers and certain other beneficial owners can be found below.

Required Vote to Approve the Proposals

The company’s By-Laws require that one-twentieth of the company’s common stock be represented at the Annual Meeting, whether in person or by proxy, for a quorum which is needed to transact any business. However, if at the time of a stockholder’s meeting any shares of the Company are listed on a stock exchange or the Nasdaq National Market or SmallCap Market, a quorum for that meeting shall be that portion or percentage of the issued shares entitled to be voted at the meeting that is required by the stock exchange or market on which the shares of the Company are listed.

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Vote” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals. For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be “routine”, such as the election of directors. On non-routine matters, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called “broker non-votes.” Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum.

Where to Find Voting Results

The company will publish the voting results in its Form 10-QSB for the second quarter of 2006, which we plan to file with the Securities and Exchange Commission on or prior to August 14, 2006.

Solicitation Of Proxies

The Board of Directors solicits from shareholders of Braintech the proxy accompanying this proxy statement. Proxies may be solicited by Braintech's officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for those services. Solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. Braintech will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Braintech will pay the cost of proxy solicitation.

Dissenting Stockholder Rights

Dissenting Stockholders have no appraisal rights under Nevada law or under our Articles of Incorporation or bylaws in connection with the matters to be voted on at the Annual Meeting.

Voting Tabulation

Representatives of Clark, Wilson LLP, Barristers & Solicitors, of Vancouver Canada will tabulate votes cast by proxy or in person at the Annual Meeting. One-twentieth of the voting shares, which includes the voting shares present at the meeting in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at the Annual Meeting.

All dollar figures stated in this proxy statement refer to United States dollars (except where specified otherwise). For the purposes of this proxy statement, Canadian dollar amounts have been converted to United States dollars at an exchange rate of Cdn$1.00 = US$0.83, being the average exchange rate during the year ended December 31, 2005.

PROPOSAL 1. ELECTION OF DIRECTORS

A board of six (6) directors is to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders or until their successors are elected or appointed. The Board of Directors has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the proxy holders will vote the proxies received by them for the six nominees named below. In the event that any of the six nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominees who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

NOMINEES

Name of Nominee	Age	Positions with Braintech

Owen L.J. Jones	54	Director, Chief Executive Officer
Babak Habibi	35	Director, President and Chief Operating Officer
Edward A. White	61	Director, Chief Financial Officer, Treasurer and Secretary
James Speros	47	Director
Drew Miller	47	Director
Clifford Butler	53	Director

Owen L.J. Jones has been Chief Executive Officer and a Director since December 1993. Between May 1995 and November 30, 2000, Mr. Jones divided his time and effort between our affairs and the affairs of Sideware Systems Inc. Mr. Jones resigned as the President of Sideware Systems Inc. on October 16, 2000, and as a director of Sideware Systems Inc. on November 30, 2000. Mr. Jones now works full time for Braintech, Inc. Mr. Jones is not a director of any other public companies.

Babak Habibi was appointed as a Director and president effective June 19, 2001. Prior to his appointment as President, Mr Habibi was Vice President of Engineering. Mr. Habibi supervises the design, development, and deployment of machine vision systems, and has also been involved in the development of eVisionFactory. Mr. Habibi holds Bachelor’s and Master’s Degree in Applied Science from the University of Waterloo. Mr. Habibi is not a director of any other public companies.

Edward A. White was appointed as a Director and Chief Financial Officer and Treasurer effective November 1, 2000 and was appointed as Secretary on August 28, 2002. Mr. White has been a member of the British Columbia Institute of Chartered Accountants for 29 years and, for 23 of those years, Mr. White practiced as a self-employed chartered accountant serving clients in both the public and private sectors. Mr. White was a director of Sideware Systems Inc. from October 1995 to March 20, 2002. Mr. White holds a Bachelor of Commerce Degree for the University of British Columbia as well as his CA Degree. Mr. White is not a director of any other public companies.

James L. Speros was appointed a Director on September 15, 1998. Mr. Speros was also a Director, President and Chief Executive Officer of Sideware Systems Inc. and of Sideware Corp., a wholly owned subsidiary of Sideware Systems Inc. From June 1993 to January 1997 Mr. Speros was the President and owner of two professional sports franchises, the Baltimore Stallions and Montreal Alouettes of the Canadian Football League.

Dr. Drew Miller was appointed a Director on August 24, 2005. Dr. Miller has been the President of Heartland Consulting Group since 1994. He serves on the Board of Directors and Audit Committee of Signature Eyewear Inc (OTC). In past positions he served as President of Financial Continuum, a financial planning firm; Vice President of Planning and Development at Securities America, one of the largest independent broker-dealers in the United States; and President of Global Vantage Securities, an investment banking firm. Dr. Miller is a Certified Management Accountant, Certified Mergers and Acquisitions

Advisor, Certified Financial Planner and a Certified Government Financial Manager. Dr. Miller began his business career at ConAgra Inc in their Corporate Planning and Development department after serving as an Air Force intelligence officer. Dr. Miller served in the Pentagon in the Senior Executive Service, and continues to pursue defense analysis work as a consultant with the Institute for Defense Analyses and a Colonel in the USAF Reserve. Dr. Miller is a summa cum laude graduate of the U.S. Air Force Academy, and received an academic scholarship to Harvard University’s Kennedy School of Government where he earned a Masters Degree and PhD in Public Policy. He currently serves as a member of the University of Nebraska Board of Regents.

Clifford G. Butler, Jr. was appointed as a director on May 10, 2006. Mr. Butler is currently President and CEO of the BAS Group, Inc., a privately held automotive service center, Managing Member of 14720 Southlawn, LLC, a private company that owns and manages commercial investments and commercial real estate, Managing Member of 2916 Palm Blvd., LLC, a private company that owns and operates resort investment real estate, and President and Chief Operating Officer of Aviation Facilities Corporation, Inc., an aviation real estate venture that owns and operates the leasehold for 60 individual aircraft T-Hangers for the indoor storage of aircraft. Throughout the 80’s and early 90’s, Mr. Butler was a lessee member of Congressional Air, Ltd., an aircraft charter operation, and he played a vital role in its success. Mr. Butler has over 33 consecutive years of Entrepreneurial experience in the private sector. Mr. Butler is not a director of any other public companies.

Vote Required and Board of Directors Recommendation

Under the State of Nevada Private Corporations Act, directors are elected by a plurality of votes represented in person or by proxy at the meeting. The Board of Directors recommends that the shareholders vote for the Board of Directors' nominees for directors.

The Board recommends that you vote FOR approval of election of all the above named nominees for director.

Proposal 2.	Appointment of Independent Accountants.

The Audit Committee has nominated Smythe, Ratcliffe, Chartered Accountants, to serve as our independent registered public accounting firm until the next Annual Meeting in 2007. Smythe Ratcliffe did not provide us with audit or other services in 2005.

The Company dismissed KPMG on November 22, 2005. KPMG’s report on our financial statements for the past 2 years did not contain an adverse opinion or disclaimer of opinion nor was any such report qualified as to uncertainty, audit scope or accounting principles. Our decision to change auditors was approved by our Audit Committee.

The Audit Committee has reviewed with Smythe Ratcliffe whether the services provided by them are compatible with maintaining their independence. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from stockholders.

The Board recommends that you vote FOR approval of Smythe Ratcliffe as the independent registered public accounting firm for our company.

CORPORATE GOVERNANCE

Meetings

During 2005, the Board of Directors held eleven regularly scheduled and special meetings and took action by written consent three times in lieu of additional meetings. All of the directors attended at least 75% of all meetings of the Board and Board Committees on which they served during 2005 except James Speros who attended one of the three Audit Committee meetings.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address matters related to the Board, its Committees and its members’ qualifications, including the requirement that the Board have a majority of independent directors. The Board is in the process of implementing these Guidelines. These Guidelines, the Charters of the three standing Committees of the Board and the Code Of Business Conduct and Ethics were submitted as exhibits to the December 31, 2002 Form 10-KSB filed with the SEC on March 31, 2003 and are available through the EDGAR filing system. Paper copies are also available upon request to the Company Secretary.

Director Independence

The Board undertook its annual review of director independence in May 2006 and in accordance with the Corporate Governance Guidelines considered transactions and relationships between each director and any member of his or her immediate family and the company and its subsidiaries and affiliates, including those reported in the “Related Party Transactions” section of this proxy statement. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that a director is independent.

As a result of this review, the Board affirmatively determined that two of the six Directors, Clifford Butler and Drew Miller, are independent of our company and our company’s management under the independence guidelines adopted by the Board. Owen Jones, Edward White and Babak Habibi, are considered non-independent directors because of their employment as senior executives of the company, and James Speros is considered not to be an independent director because he has received fees in excess of $60,000 in the 2005 fiscal year.

Audit Committee

The Audit Committee currently consists of Drew Miller (Chairman) and James Speros, all of whom at the time of appointment were considered independent under Rule 4200(a)(14) of the NASD Rules and the independence guidelines adopted by the Board, although Mr. Speros has since ceased to be independent for the reasons disclosed above under the hading “Corporate Governance – Director Independence”. The Board has affirmed that Mr. Miller is a financial expert in accordance with the standards set by the Securities and Exchange Commission. The function of the Audit Committee is to meet with the Company’s independent registered public accounting firm at least annually to review, upon completion of the annual audit, financial results for the year, as reported in the Company’s financial statements; recommend to the Board the independent registered public accounting firm to be retained; review the engagement of the independent registered public accounting firm, including the scope, extent and procedures of the audit and the compensation to be paid therefore; assist and interact with the independent registered public accounting firm in order that they may carry out their duties in the most efficient and cost effective manner; and review and approve all professional services provided to the Company by the independent registered public accounting firm and considers the possible effect of such services on the independence of the accounting firm. During 2005, the Audit Committee held three regularly scheduled meetings and took action by written consent two times in lieu of additional meetings.

The Board adopted a charter for our Audit Committee on December 18, 2002.

Corporate Governance Committee

The Corporate Governance Committee currently consists of Clifford Butler (Chairman) and Drew Miller, both of whom are considered independent under Rule 4200(a)(14) of the NASD Rules and the independence guidelines adopted by the Board. The function of the Corporate Governance Committee is to develop and monitor corporate governance principles (the “Corporate Governance Guidelines”) and Corporate Code of Business Conduct and Ethics applicable to our company in accordance with applicable law, rule or regulation; to identify individuals qualified to become Board members and recommend to the Board that the Board nominate the identified director nominees for election; and to review the qualifications of directors eligible to become members of the different committees of the Board and recommend to the Board the appointment of members to the different committees of the Board. During 2005, the Corporate Governance Committee held no meetings.

Compensation Committee

The Compensation Committee currently consists of James Speros (Chairman), Clifford Butler and Drew Miller. Clifford Butler and Drew Miller are considered independent under Rule 4200(a)(14) of the NASD Rules and the independence guidelines adopted by the Board. The function of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the Company’s executives, employees and members of the Board by making recommendations concerning salaries and incentive compensation, to award stock options to employees and consultants under the Company’s stock option plans, and to otherwise determine compensation levels and to perform such other functions regarding compensation as the Board may delegate. During 2005, the Compensation Committee held three meetings.

The Board adopted a charter for our Compensation Committee on December 18, 2002.

Director Nomination Process

The function of the Corporate Governance Committee would be to assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment. Recommendations for election or appointment are based upon the nominee’s intelligence, judgment, foresight, personal character, experience and achievements, and diversity of background and expertise, as compared to the present make-up of the Board. The Corporate Governance Committee has the authority to retain independent consultants to assist with director recruitment. No independent consultants were retained during 2005. To date, candidates have been identified from individuals already known to the current directors or referred to the company as highly recommended candidates from other industry leaders.

The full Board reviewed and approved the individuals to stand for election. This is the process that was used to identify and evaluate the current nominees standing for election that appear in this proxy statement.

The Board adopted a charter for our Corporate Governance Committee on December 18, 2002. A copy is available through our corporate website, www.braintech.com, under the menu “Investors – Corporate Governance”.

Director Compensation

We currently provide the following compensation to our non-executive directors:

•	Annual fee of $10,000 to be paid at the end each calendar quarter.
•	Board of Director meeting fees of $750 per meeting attended in person or $250 per meeting attended by telephone.
•	Committee meeting fees of $500 per meeting attended in person or $250 per meeting attended by telephone.
•	Annual stock option award.

To date we have accrued these director fees for future payment.

In addition to the above compensation, in conjunction with private placements, in 2005, director James Speros received $49,790 in finder’s fees. In addition, we issued James Speros 52,500 common shares at a deemed price of $0.80 per share on account of finder’s fees and 55,000 common shares at a deemed price of $0.52 per share on account of services rendered.

Stockholder Communications with the Board of Directors

The Company does not have a formal procedure for shareholder communication with the Board of Directors. In general, members of the Board and executive officers are accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Corporate Secretary with a request to forward the communication to the intended recipient.

Related Party Transactions.

Other than as described under the heading “Executive Compensation”, or as set forth below, there were no transactions or proposed transactions during the last three fiscal years, and to May 26, 2006, in which any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

Owen Jones

Owen Jones, a Director and our Chief Executive Officer, has directly participated in the following securities transactions:

•

Purchased 333,334 shares at a price of $0.75 per share in a private placement conducted in last quarter of 2000 and first quarter of 2001. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised;

•

Purchased 833,334 shares at a price of $0.75 per share in a private placement conducted in the last quarter of 2001 and first quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004. These warrants expired on February 28, 2004 without being exercised;

•

Purchased 751,544 shares at a price of $0.60 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.85 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until October 29, 2007;

•

Purchased 267,106 shares at a price of $0.31 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.36 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until October 29, 2007;

•

Purchased 297,334 shares at a price of $0.27 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.32 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2007;

•

Purchased 227,480 shares at a price of $0.21 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.26 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2007;

•

Purchased 407,640 shares at a price of $0.15 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.20 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2007;

•

Purchased 576,924 shares at a price of $0.20 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.25 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2007;

•

On October 17, 2002, we issued 500,000 common share purchase warrants to Mr. Jones in settlement of salary owed for the period from January 1, 2002 to September 30, 2002. Each share purchase warrant entitles him to purchase one common share for two years at $0.31 per share, which was the fair market value of the common shares on September 30, 2002. The fair value of the warrants as calculated by the Black-Scholes option-pricing model of $39,409 has been recorded as an expense and additional paid-in capital in the year ended December 31, 2002. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until October 29, 2007;

In January and March 2003, Owen Jones advanced CAD $235,000 ($155,838) in return for unsecured demand promissory notes with an annual interest rate of 8%. Between April 12, 2003 and July 29, 2003, the Chief Executive Officer advanced a further CAD $833,000 ($594,355). These additional financings bore interest at 8% per annum and were repayable on demand. A general security agreement covering all of our real, personal and intangible property was pledged as security for the additional advances. The agreements governing the issuance of the convertible debentures (see below) provide that the general security agreement pledged as security for the promissory notes issued to the Chief Executive Officer be discharged, provided that $250,000 of the proceeds from the convertible debentures be used to repay the notes, and further provided that the unpaid balance of the notes be repaid by issuing units at a deemed price of $0.25 per unit. We considered the value of $0.25 per unit to be the fair market of the shares and share purchase warrants which form the units, because that was the value we negotiated with independent third parties to be the conversion price of the convertible debentures that were assuming a position similar to the promissory notes being repaid. A partial repayment of $50,000 was made on September 22, 2003 and on November 3, 2003 a further $200,000 was repaid. All of the promissory notes were repayable in Canadian Dollars and as such as at November 3, 2003 a foreign exchange loss of $58,855 and interest of $29,607 was accrued. On November 3, 2003, the unpaid balance of the promissory notes was repaid by the issuance of 2,354,621 common shares and 1,177,310 share purchase warrants. Each share purchase warrant has a five year term and is exercisable into one common share at a price of $0.25 per share. Since the promissory notes did not have terms for conversion into equity, the transaction is considered a settlement of debt for accounting purposes. A gain or loss for accounting purposes was recognizable on settlement to the extent that the carrying value of the debt plus accrued interest is compared to the fair value of the cash and equity, based on the trading price on the date the Company committed to the issuance of the convertible debentures, received by the Chief Executive Officer. Accordingly we have recorded a loss on settlement of debt in the amount of $741,705.

In June 2001, Judy Jones, wife of Owen Jones, acquired 333,334 shares at a price of $0.75 per share in a private placement. For each two shares purchased, Mrs. Jones received one share purchase warrant, which entitles her to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised.

Edward White

In March 2001, Edward White acquired 133,334 shares at a price of $0.75 in a private placement. Mr. White provided us with a demand promissory note in the amount of $100,000 without interest to pay for the shares and has signed an agreement to hold the share certificate and warrant certificate in escrow. The date of the agreement is February 27, 2001. According to the agreement, the shares and warrants issued to him will remain in escrow until he submits full payment to us. For each two shares purchased, Mr. White received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised. If Mr. White fails to pay the demand promissory note, we will cancel the share certificate issued to him.

Babak Habibi

In June 2001, Babak Habibi acquired 133,334 shares at a price of $0.75 in a private placement. Mr. Habibi provided us with a demand promissory note in the amount of $100,000 without interest to pay for the shares and has signed an agreement to hold the share certificate and warrant certificate in escrow. The date of the agreement is June 26, 2001. According to the agreement, the shares and warrants issued to him will remain in escrow until he submits full payment to us. For each two shares purchased, Mr. Habibi received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised. If Mr. Habibi fails to pay the demand promissory note, we will cancel the share certificate issued to him.

James Speros

On December 29, 2004 Jim Speros purchased 125,000 Units at a purchase price of $0.40 per Unit. On March 4, 2005 he purchased an additional 97,500 Units at a purchase price of $0.40 per Unit. Each Unit comprises one share and one-half (1/2) share purchase warrant. Each whole warrant is exercisable at $0.50 into one common share for five years. In conjunction with private placements, in 2004, he received $12,500 in finder’s fees and in 2005 he received $49,790 in finder’s fees. He also received 52,500 common shares at a deemed price of $0.80 per share on account of finder’s fees and 55,000 common shares at a deemed price of $0.50 per share on account of services rendered. Effective February 1, 2005 we entered into a Marketing Communications Services Agreement with Baldacci Communications LLC. The agreement and specifies monthly payments of $26,000 for the first six months and $18,000 for the final six months. Of these payments, Jim Speros is entitled to receive from Baldacci $12,000 per month during the first six months and $10,000 per month during the final six months. The agreement with Baldacci Communications LLC was terminated May 31, 2005.

Clifford Butler

On March 4, 2005 Clifford Butler purchased 110,000 Units at a purchase price of $0.40 per Unit. Each Unit comprises one share and one-half (1/2) share purchase warrant. Each whole warrant is exercisable at $0.50 into one common share for five years. On May 3, 2005 Clifford Butler purchased 750,000 Units at a purchase price of $0.80 per Unit. Each Unit comprises one share and one-half (1/2) share purchase warrant. Each whole warrant is exercisable at $1.00 into one common share for three years.

We do not have established policies about entering into future transactions with affiliates. Management addresses individual transactions on their individual merits.

Responsibility of the Board and Management

The Board and management address individual transactions with affiliates on their merits taking into consideration the Corporate Governance Guidelines and the Corporate Code of Business Conduct and Ethics.

STOCK OWNERSHIP

The following table shows certain information regarding beneficial ownership of common stock, as of May 26, 2006 by (i) each shareholder whom we know to be the beneficial owner of more than 5% of outstanding shares, (ii) each of our Directors and executive officers, and (iii) all Directors and executive officers as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF SHARES BENEFICIALLY OWNED(1)
Owen L.J. Jones*(2) Chief Executive Officer 309 – 9th Avenue New Westminster, B.C. Canada V3L 2A2	9,629,639	34.67%
Babak Habibi*(3) President 1680 Orkney Place North Vancouver, B.C. Canada V7H 2Z1	808,334	3.20%
Edward A. White*(4) Chief Financial Officer 416-5 K de K Court New Westminster, B.C. Canada V3M 6B6	458,334	1.84%
James L. Speros*(5) 1921 Gallos Road, Suite 540 Vienna, Virginia USA 22182	613,250	2.46%
Drew Miller*(6) 1904 Barrington Parkway Papillion, Nebraska USA 68046	45,000	0.18%
Clifford Butler*(7) 19720 Golden Valley Lane Brookeville, Maryland USA 20833	1,290,000	5.15%
All executive officers and directors as a group (6 Persons)(8)	12,844,557	43.52%

* Denotes Director of the Company

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 26, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes 225,000 shares issuable pursuant to stock options and 2,941,324 shares issuable pursuant to share purchase warrants, all being exercisable within 60 days. Figures stated for Mr. Jones exclude 321,934 shares owned by Judy Jones, of which Mr. Jones disclaims beneficial ownership.

(3) Includes 675,000 shares issuable pursuant to stock options, all being exercisable within 60 days.

(4) Includes 325,000 shares issuable pursuant to stock options exercisable within 60 days.

(5) Includes 147,000 shares issuable pursuant to stock options and 111,250 shares issuable pursuant to share purchase warrants, all being exercisable within 60 days.

(6) Includes 25,000 shares issuable pursuant to stock options exercisable within 60 days.

(7) Includes 430,000 shares issuable pursuant to share purchase warrants exercisable within 60 days.

(8) Includes 1,422,000 shares issuable pursuant to stock options and 3,482,574 shares issuable pursuant to share purchase warrants, all being exercisable within 60 days.

We are unaware of any arrangements, the operation of which may at a subsequent date result in a change of corporate control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors, and greater than 10% shareholders filed the required reports in a timely manner, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Babak Habibi	1 (2)	2	0
Owen Jones	1 (2)	2	0
Edward White	1 (2)	2	0
James Speros	2 (2)	2	0
Richard Torre	1 cc	1	0
Drew Miller	0	0	0
Lionel Dodd	1 (2)	1	0
George Joseph	1 (2)	5	0
Frederick Weidinger	0	0	0

(1) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 - Initial Statement of Beneficial Ownership.

(2) The named, officer, director or greater than 10% shareholder, as applicable, filed a late Form 4 - Statement of Changes in Beneficial Ownership.

EXECUTIVE COMPENSATION

This section provides summary information regarding the compensation of Owen Jones, Chief Executive Officer; Babak Habibi, President and Chief Operation Officer, and Edward White, Chief Financial Officer, Secretary and Treasurer.

This group of executive officers receives salary, medical, group life insurance and other benefits that are available generally to all of the company’s salaried employees. They also participate in the Company’s employee stock option plan. The purpose of granting stock options is to assist the Company in compensating, attracting, retaining and motivating the officers, employees and directors of the Company and to closely align the personal interests of such persons to that of the shareholders. The Company does not have a short-term cash incentive program.

The Company currently provides the following compensation to our senior executives:

Owen Jones. Between January 1, 2001 and August 31, 2003, Mr. Jones worked for us without salary. On October 17, 2002, we issued 500,000 common share purchase warrants to Mr. Jones in settlement of salary owed for the period from January 1, 2002 to September 30, 2002. Each share purchase warrant entitles him to purchase one common share for two years at $0.31 per share, which was the fair market value of the common shares on September 30, 2002. The fair value of the warrants as calculated by the Black-Scholes option-pricing model of $39,409 has been recorded as an expense and additional paid-in capital in the year ended December 31, 2002. Commencing September 1, 2003, Mr. Jones receives a salary of $10,375 (CDN$12,500) per month from us. Mr. Jones receives no other compensation from us or any of our subsidiaries.

Babak Habibi. Mr. Habibi receives a salary of $8,300 (CDN$10,000) per month from us. Mr. Habibi also holds stock options as listed in the table below. Mr. Habibi receives no other compensation from us or any of our subsidiaries.

Edward A. White. Mr. White receives a salary of $8,300 (CDN$10,000) per month from us. Mr. White also holds stock options as listed in the table below. Mr. White receives no other compensation from us or any of our subsidiaries.

Named Executive Officer

During our last completed fiscal year our only Named Executive Officer was our Chief Executive Officer. The following table shows compensation paid to our Chief Executive Officer during our last three fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compensation
		Salary ($)	Bonus	Other	Awards		Payouts
					Restricted Stock Awards	Securities Underlying Options/SARs
Owen Jones CEO	2005 2004 2003	124,500 115,500 35,500	Nil Nil Nil	7,970 Nil Nil	Nil Nil Nil	100,000 Nil Nil	Nil Nil Nil	Nil Nil Nil

The following table sets forth information on grants of stock options to our Chief Executive Officer during our last fiscal year:

Option / SAR Grants in Last Fiscal Year

Name	Number of securities underlying Options/SARs granted	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price	Expiration Date	Grant date present value(1)
Owen Jones	100,000	6.47%	$0.40	December 11, 2010	Nil

(1) Grant date present value was calculated by multiplying the number of option shares by the difference between the exercise price and the closing trading price on the date of grant.

The following table sets forth certain information concerning the number of shares subject to both exercisable and unexercisable stock options held by our Chief Executive Officer as of the end of our last fiscal year. The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2005 and the exercise price of the options.

Aggregated Option / SAR Exercises in Last Fiscal Year and FY-End Option / SAR Values

Name	Shares acquired on exercise	Value realized	Number of securities underlying unexercised options/SARs at end of fiscal year	Value of unexercised in-the-money options/SARs at end of fiscal year
			Exercisable/Unexercisable	Exercisable/Unexercisable
Owen Jones	Nil	Nil	300,000(1) / Nil	$46,000(2)/ Nil

(1) The total of 300,000 options granted to Mr. Jones represents , 200,000 options granted to Mr. Jones during the fiscal year ended December 31, 2002, and 100,000 options granted to Mr. Jones during the fiscal year ended December, 31, 2005.

(2) The closing price for the Company’s shares on the OTC-Bulletin Board as of December 31, 2005 was $0.42.

We did not reprice any options awarded to any executive officers during our last fiscal year.

We have not granted any stock appreciation rights and have no long-term incentive plans.

Board of Directors – Stock Options

The following table shows the stock options held by our directors and officers as at December 31, 2005.

Name	Options Granted	Number Exercised	Number Outstanding	Exercise Price	Market Value of Underlying Shares at Date of Grant	Expiry Date (m/d/y)
Owen Jones	100,000 200,000	Nil Nil	100,000 200,000	$0.40 $0.20	$0.20 $0.20	12/11/10 12/01/07
Babak Habibi	100,000 500,000 150,000	Nil Nil Nil	100,000 500,000 150,000	$0.40 $0.60 $0.20	$0.40 $0.60 $0.15	12/11/10 11/04/08 12/16/07
Edward A. White	100,000 250,000 150,000	Nil Nil Nil	100,000 250,000 150,000	$0.40 $0.65 $0.20	$0.40 $0.62 $0.15	12/11/10 01/24/10 12/16/07
James Speros	47,000 100,000 50,000	Nil Nil Nil	47,000 100,000 50,000	$0.66 $0.65 $0.20	$0.66 $0.62 $0.20	02/09/10 01/24/10 12/01/07
Richard Torre	100,000	Nil	100,000	$0.46	$0.46	08/25/10
Drew Miller	100,000	Nil	100,000	$0.46	$0.46	08/25/10

Equity Compensation Plan Information

We have reserved 1,500,000 common shares for issuance pursuant to our 1997 Stock Option Plan, 1,500,000 common shares for issuance pursuant to our 2000 Stock Option Plan, 2,500,000 common shares for issuance pursuant to our 2003 Stock Option Plan and 1,782,250 common shares for issuance pursuant to individual compensation arrangements. The following table provides a summary of the number of options, warrants and rights granted under our stock option plans and individual compensation arrangements, the weighted average exercise prices and the number of options remaining available for issuance, all as at December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	3,368,500	$0.48	878,300
Equity compensation plans not approved by security holders	1,782,250	$0.40	Nil
Total	5,150,750	$0.45	878,300

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-KSB for the year ended December 31, 2005 with management including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Effective November 22, 2005, the Committee approved the dismissal of KPMG, LLP Chartered Accountants (“KPMG”) as its principal independent accountant. During the Company’s two most recent fiscal years ended December 31, 2004, and interim period through December 5, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. Effective November 22, 2005, the Committee recommended the engagement Smythe Ratcliffe, Chartered Accountants, (“Smythe Ratcliffe”) as principal independent accountant to audit the financial statements commencing with the year ended December 31, 2005.

The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed results of the independent auditors’ examination of the financial statements. In addition, the Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual

Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

Drew Miller (Chairman)

James Speros

*              The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDITORS

Smythe Ratcliffe, Chartered Accountants are the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005 and the current fiscal year. Representatives of Smythe Ratcliffe are expected to be present at the Annual General Meeting, and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

FEES PAID TO OUR AUDITORS

The aggregate fees billed by KPMG, LLP to the Company for professional services rendered for the audit of the annual financial statements and for review of the financial statements included in the quarterly reports filed during 2005 and 2004 are approximately as follows:

	Year Ended December 31
	2005	2004
Audit fees	$63,414	$46,243
Audit related fees	$12,325	-
Tax fees	$60,136	$3,850
All other fees	-	-

Audit fees. This category includes the fees for the audit of our consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements and services in connection with SEC filings.

Audit related fees. This category includes the fees for assurance and related services related to the performance of audit or review services and not reported as Audit Fees. Fees for audit-related services totalled $12,325 for the fiscal year ended December 31, 2005. $8,748 of these services were in connection with discussions related to the Securities and Exchange Commission’s request for supplemental information and $3,577 of these services related to consent and filing of Form S-8. There were no audit-related services for the fiscal year ended December 31, 2004.

Tax fees. This category includes the fees for professional services rendered for tax compliance, tax advice and tax planning. Fees for tax services totalled $60,136 for the fiscal year ended December 31, 2005 regarding preparation and filing of Canadian and United States corporate income tax returns for the all fiscal years to 2004. Fees for tax services totalled $3,850 for the fiscal year ended December 31, 2004, regarding conversion of debt to equity, including various telephone discussions and preparation of related correspondence.

All other fees. No other fees were billed for professional services during the fiscal years ended December 31, 2004 and 2003 other than those specified above.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Smythe Ratcliffe is engaged by our company or its subsidiaries to render any auditing or permitted non-audit related service, the engagement be:

- approved by our audit committee; or

- entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee's responsibilities to management.

The Audit Committee requires advance approval of all audit, audit-related, tax, and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee authority to approve permitted services provided that the chair reports any decisions to the Committee at its next scheduled meeting.

The Board of Directors considers the professional services provided by Smythe Ratcliffe, Chartered Accountants to the Company to be compatible with maintaining the principal accountants' independence.

SHAREHOLDER PROPOSALS

The Annual Meeting is being held more than 30 calendar days from the last annual meeting of shareholders, which was held June 15, 2005. As a result, the deadline for the Company to receive shareholder proposals for presentation at the annual meeting of shareholders to be held in 2006 is a reasonable period of time before the Company begins to print and mail out proxy materials for that annual meeting. The Company anticipates that the mail out of proxy materials for next year's annual meeting of shareholders will occur in May 2007. Accordingly, the Company requests that shareholders submit any shareholders proposals before April 2007 so that the Company may include such proposals in the proxy statement and form of proxy to be distributed to shareholders next year. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Attention is directed to the financial statements contained in our Annual Report to Shareholders for the year ended December 31, 2005. A copy of the Annual Report to Stockholders has been sent, or is concurrently being sent, to all shareholders of record as at the close of business on May 3, 2006.

AVAILABILITY OF FORM 10-KSB

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which has been filed with the Securities and Exchange Commission, including the financial statements, but without exhibits, will be provided without charge to any stockholder or beneficial owner of our Common Stock upon written request to Edward White, Chief Financial Officer, at #102 – 930 West 1st Street, North Vancouver, British Columbia, Canada, V7P 3N4.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED: North Vancouver, British Columbia, May 26, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

                /s/ Owen Jones

Owen Jones

Chief Executive Officer

BRAINTECH, INC.

#102 - 930 West 1st Street

North Vancouver, BC

V7P 3N4

BRAINTECH, INC.

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 21, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Owen L. J. Jones or failing him, Edward A. White, and either of them as Proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 21, 2006 at 11:00 a.m. (Vancouver time) at the #102 - 930 West 1st Street North Vancouver, British Columbia, Canada and any adjournments thereof, on the matters, set forth below:

		In Favour	Withhold Vote
1.	To elect as a director
	Owen L.J. Jones	☐	☐
	Babak Habibi	☐	☐
	Edward A. White	☐	☐
	James Speros	☐	☐
	Drew Miller	☐	☐
	Clifford Butler	☐	☐

2.	To ratify the selection of Smythe Ratcliffe, Chartered Accountants, as the Company’s independent registered public accounting firm.

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual meeting of shareholders.

This proxy will be voted as directed or, if no direction is indicated, this proxy will be voted for every item listed above.

Dated:___________________, 2006

Name

Signature

Signature if shares held jointly

This proxy should be signed by the shareholder exactly as his/her name appears hereon, when shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date, and return proxy card promptly using the enclosed envelope.

ANNUAL REPORT TO SHAREHOLDERS

BRAINTECH, INC.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This annual report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology.

Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements throughout this report and the documents we have incorporated by reference, including those stated under the heading “Risk Factors”. You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this report, the materials referred to in this report, and the materials incorporated by reference into this report.

We cannot guarantee our future results, levels of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this report.

Description of Business

Our company was incorporated in Nevada on March 4, 1987 under the name Tome Capital Inc. We changed our name to Nevada Manhattan Mining Inc. on August 15, 1988, then back to Tome Capital Inc. on July 5, 1990, to Offshore Reliance Ltd. on February 19, 1993, to Cozy Financial Corporation on April 20, 1993 and to Braintech, Inc. on January 3, 1994.

We were registered as an extra-provincial company under the British Columbia Company Act on January 17, 1996. Our principal executive offices are located at Unit 102-930 West 1st Street, North Vancouver, British Columbia, Canada V7P 3N4. Our telephone number is (604) 988-6440 and our Internet address is www.braintech.com.

We have two wholly owned subsidiaries. The first, Braintech Canada, Inc., was incorporated in British Columbia, Canada on March 3, 1994 under the name Brainware Systems Inc. Brainware Systems Inc. changed its name to Braintech Canada, Inc. on September 19, 2001. Braintech Canada, Inc. carries out our research and development activities, employs our technical and managerial personnel, and carries on our sales activities.

The description of our business in this annual report includes the activities of both Braintech, Inc. and Braintech Canada, Inc.

Our other subsidiary was incorporated on September 15, 1999, as 9141 Investments Ltd. On September 19, 2001, 9141 Investments Ltd. changed its name to Brainware Systems Inc. This subsidiary currently has no active operations. Its function is to hold the Brainware Systems name.

Our business consists of the development, supply and support of machine vision guidance systems for robots used in the automotive manufacturing industry. The field of vision guided robotics requires our vision systems to incorporate advanced robotic engineering and programming know-how for optimal integration with robotic systems.

Our sales efforts were historically directed at generating direct sales to end users, consistent with the majority of the vision systems market. As a result of our exclusive global channel partner agreement with ABB, we expect that most our future sales efforts will be through, or in conjunction with, ABB.

Management’s Discussion and Analysis

Overview

We believe that our limited history of revenue generation and recent business developments make the prediction of future results of operations difficult, and, accordingly, our operating results should not be relied upon as an indication of future performance.

The majority of our cash costs have been incurred in Canadian dollars. Our reporting currency is the United States dollar. At the end of each reporting period, we translate our expenses incurred in Canadian dollars into United States dollars at the average exchange rate for the period. Fluctuations in the foreign exchange rate can have a substantial influence on reported expenses even though the actual expenditure has not increased or decreased to the same extent.

Year ended December 31, 2005 compared with year ended December 31, 2004

The weighted average exchange rate used to translate the Canadian Dollar into the United States Dollar for the year ended December 31, 2005 was 1.21173. For the year ended December 31, 2004, the exchange rate was 1.29207. The change in our operating expenses illustrates the effect of fluctuating foreign exchange rates have on our reported results. Exclusive of the software license settlement recognized in 2004, we reported an increase in operating expenses of approximately $542,065 from $2,353,563 for the year ended December 31, 2004 to $2,895,628 for the year ended December 31, 2005. However, when adjusted for the change in the foreign exchange rate, the actual change in operating expense activity was an increase of approximately $362,018. The foreign exchange adjustment accounted for an increase of $180,047 in reported operating expenses. We have isolated the effect the fluctuating foreign exchange rates had on our reported results in the discussion below.

Revenue from operations for the year ended December 31, 2005 was $1,203,170 (December 31, 2004 - $749,969). The amount of our revenues is calculated in accordance with the software revenue recognition rules outlined in the American Institute of Certified Public Accountant's Statement of Position (SOP) 97-2 as discussed in the significant accounting policies note to our consolidated financial statements.

Revenue for the year ended December 31, 2005, included approximately $901,600 for 46 vision systems delivered to ABB for installation in automobile manufacturing plants, approximately $84,300 for software delivered to Idaho National Laboratory, approximately $95,300 previously recorded as deferred revenue and amortized during the year into revenue in accordance with SOP 97-2, approximately $41,600 for eVF license sales (development licenses and off-line licenses), approximately $49,100 for commissioning services, and approximately $31,300 for training and other services.

Cost of sales for the year ended December 31, 2005 was $65,786 or approximately 5.5%.

Revenue for the year ended December 31, 2004, included approximately $456,400 for 18 vision systems delivered to ABB for installation in automobile manufacturing plants, approximately $112,500 for 3 vision systems delivered to an independent integrator, approximately $68,600 previously recorded as deferred revenue and amortized during the year into revenue in accordance with SOP 97-2, approximately $113,700 for commissioning services, and approximately $18,300 for training and other services. We also recorded a credit to revenue of $20,000 regarding the repurchase of licenses from Marubeni.

Cost of sales for the year ended December 31, 2004 was $76,939 or approximately 10.3%

We reported that research and development expenses increased $84,958 from $503,145 for the year ended December 31, 2004 to $588,103 for the year ended December 31, 2005. The foreign exchange differential accounted for an increase of approximately $36,500 indicating that actual research and development activity increased by approximately $48,400. The increase is attributable to an increase in wage and benefit costs and the hiring of one additional vision scientist.

We reported that selling, general, and administrative expenses increased $457,107 from $1,850,418 for the year ended December 31, 2004 to $2,307,525 for the year ended December 31, 2005. The foreign exchange differential accounted for an increase of approximately $143,500 indicating an actual increase in activity of approximately $313,600. Several factors contributed to the decrease and in discussing these factors, the foreign exchange element has been indicated. The principal factors were as follows:

•

Actual general and administrative salaries increased approximately $33,100 from $909,500 to $942,600. The foreign exchange differential accounted for an increase of approximately $62,500 resulting in a net reported increase of approximately $95,600. The actual increase resulted from minor benefit cost increases and a net increase of our staff by one employee.

•

For the year ended December 31, 2004, we recorded stock based compensation charges of $33,038 in accordance with the application of the Black-Scholes option pricing model on the issuance of 75,000 share purchase warrants granted in connection with consulting agreements for the provision of consulting services. For the year ended December 31, 2005, we recorded a stock based compensation charge of $14,588 in accordance with the application of the Black-Scholes option pricing model on the issuance of 60,000 stock options granted in connection with a consulting agreement for the provision of consulting services.

•

Actual amortization expenses decreased approximately $4,900 from $28,000 to $23,100 principally as a result of the diminishing value of our fixed assets and the full amortization of fixed assets amortized on the straight-line basis. The foreign exchange differential accounted for an increase of approximately $1,500 resulting in a net reported decrease of approximately $3,400.

•

Actual legal expenses increased approximately $39,300 from $73,700 to $113,000, principally as a result of preparation of a registration statement for filing under the Securities Act of 1933, a general increase in corporate activities and a significant increase in patent application and registration expenses. The foreign exchange differential accounted for an increase of approximately $7,500 resulting in a net reported increase of approximately $46,800.

•

Actual accounting expenses increased approximately $53,600 from $68,400 to $122,000. The increase related to corporate income tax compliance expenses, an increase in fees relating to the audit of the December 31, 2004 financial statements, fees related to the preparation of a registration statement under the Securities Act of 1933, and fees relating to communications with the SEC. The foreign exchange differential accounted for an increase of approximately $8,100 resulting in a net reported increase of approximately $61,700.

•

Actual overall travel and marketing expenditures increased approximately $297,900 from approximately $254,200 to approximately $552,100. The foreign exchange differential accounted for an increase of approximately $36,600 resulting in a net reported increase of approximately $334,500. The individual components of the actual decrease are as follows: Expenditures for marketing materials increased from $24,700 to $81,600, trade shows increased from $38,200 to $50,500, investor relations increased from $113,100 to $327,500, travel increased from $30,600 to $46,500, and web site expenditures decreased from $20,700 to $9,000. The increase in investor relations activities relates mainly to the engagement of Baldacci Communications LLC for the provision of investor relations and market communications services.

•

Actual rent and premises cost increased $3,800 from $193,800 to $197,600. The foreign exchange differential accounted for an increase of approximately $13,100 resulting in a net reported increase of approximately $16,900.

•	For the year ended December 31, 2004, we recorded a $100,000 charge relating to corporate income tax compliance expenses. There was no similar charge in the year ended December 31, 2005.

•

For the year ended December 31, 2004, we recorded a $103,883 charge relating to a software license settlement regarding our potential use of unlicensed software. There was no similar charge in the year ended December 31, 2005.

Liquidity and Capital Resources

Working Capital and Operations

As of December 31, 2005, we had $522,943 in cash and cash equivalents and working capital (deficiency) of ($1,509,067) and as of December 31, 2004, we had $196,012 in cash and cash equivalents and a working capital (deficiency) of $(104,395).

As of December 31, 2005, our trade accounts receivable balance was $311,532. Subsequent to December 31, all but $14,755 of this balance was received in full. Between January 1 and March 29, 2006, we have delivered a further $215,000 in products and services to our customers. Our accounts receivable as at March 29, 2006 is approximately $230,000 and our cash position is approximately $275,000.

We estimate that, at our current level of operation, our cash expenses are approximately $225,000 per month. We base this estimate on the following data:

- As at March 29, 2006, we have 21 employees and our salary costs are approximately $125,000 per month.

- For the year ended December 31, 2005, our average monthly cash expenditures for general, overhead and administration, exclusive of salary costs, were approximately $100,000 per month. We expect that our general overhead and administrative costs, exclusive of salary costs, will remain constant over the next six months.

- We do not expect to incur significant capital expenditures during the remainder of 2006 unless they result from an increase in our level of operation.

On October 5, 2005 the directors approved a private placement of up to $3,000,000. The financing term sheet executed to implement the private placement offers 6,000,000 units at $0.50 per unit. Each Unit comprises one common share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share for two (2) years at US$0.60 per share. To December 31, 2005 we had received subscriptions totaling $500,000 pursuant to this private placement.

Based on our current financial position, we believe that the present and anticipated cash resources from operations and anticipated equity financings will be sufficient to pay ongoing cash operating expenses until approximately December 31, 2006. To continue as a going concern, the Company will either have to raise additional capital or increase sales revenue. There can be no assurance that we can or will obtain sufficient funds from operations or equity financings as anticipated. If we cannot do either, there is a risk that our business will fail. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Financing Activities

Because our business has not been profitable we have been required to finance the development of our products, to pay the costs of marketing those products, and to cover operating losses by way of equity financing. During 2004 and 2005 we obtained financing as follows:

Convertible Debentures

On September 25, 2003, we executed a funding term sheet whereby investors agreed to provide up to $2,250,000 in exchange for convertible debentures. A general security agreement covering all of our real, personal and intangible property is pledged as security for the debentures. The debentures mature on August 25, 2006 and bear interest at eight percent (8%) per annum. All convertible debentures rank pari passu with all other convertible debentures issued pursuant to the term sheet. The principal amount and accrued interest are convertible until maturity into units at a price of $0.25 per unit. Each unit comprises one common share and one half-share (1/2) share purchase warrant. Each whole warrant has a five (5) year term and is exercisable at any time into one common share at a price of $0.25 per share. The debentures may be redeemed by repayment of all outstanding principal and accrued interest at any time on 7 days notice. The debenture holders have a first right to convert all or any portion of the principal and accrued interest into units prior to redemption. We may at our discretion require the debenture holders to convert the outstanding principal and accrued interest into units if the closing trading price of our shares on the OTCBB or other principal trading market is $1.00 or greater for any 30 consecutive trading days after the shares issuable pursuant to conversion of the debentures are registered under the Securities Act of 1933.

Between September 5, 2003 and May 21, 2004, in accordance with the terms of Securities Purchase Agreements, we issued convertible debentures in the amount of $2,250,000. Finder’s fees were paid to investors, persons related to investors, and independent third parties by way of cash payment of $26,250 and by way of issuance of 595,000 units at $0.25 per unit each unit comprised of one share and one-half (1/2) share purchase warrant, with each whole warrant exercisable at $0.25 into one common share for five (5) years. The fair value of the cash finder’s fees and the fair value of the units underlying the finder’s fees have been recognized in stockholders’ equity.

Because the conversion price was less than the closing trading prices of our shares on the commitment date, the convertible debentures contain a beneficial conversion feature. In accordance with Emerging Issues Task Force (“EITF”) Issue 98-5, the embedded beneficial conversion feature is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value of the beneficial conversion feature exceeds the face value of the debentures and is therefore limited to the face value. The face value of the debt has been allocated to additional paid-in capital and is being accreted to the face value of the convertible debentures over the term of the debentures by a charge to interest expense. Accrued interest is also recorded based on the face value of the debentures at the stated interest rate (8%). The amount recorded on the balance sheet as at December 31, 2004 has been calculated as follows:

Face value of convertible debentures issued (cash received)	$2,250,000
Beneficial conversion feature allocated to additional paid-in capital	(2,249,995)
Accretion to convertible debentures	1,768,786
Accrued interest payable	349,207
Conversion of debentures	(249,612)
Convertible debentures at December 31, 2005	$1,868,386

On conversion of the debentures into common shares and share purchase warrants, the fair value of the share purchase warrants will be assigned and recognized as an expense. To December 31, 2005, $237,500 of principal and $12,112 of accrued interest has been converted into 998,448 common shares and 499,224 share purchase warrants. Accordingly, we have expensed $80,724 as the fair value of the warrants issued.

Private Placement

At directors’ meetings held October 13, 2004 and December 21, 2004, approval was given to a private placement of 1,750,000 units at a price of $0.40 per unit for gross proceeds of $700,000. Each unit comprises one share and one-half (1/2) share purchase warrant. Each whole warrant has a five (5) year term and is exercisable at any time into one common share at a price of $0.50 per share. The private placement closed on various dates between December 1, 2004 and March 4, 2005. In conjunction with this private placement, we paid $32,880 and issued 24,500 units as finders’ fees.

At a directors’ meeting held March 10, 2005, approval was given to a private placement of 1,875,000 units at a price of $0.80 per unit for total proceeds of $1,500,000. Each unit comprises one common share and one half-share (1/2) share purchase warrant. Each whole warrant has a three (3) year term and is exercisable at any time into one common share at a price of $1.00 per share. On May 3 we closed $1,307,000 of the private placement. In conjunction with this portion of the private placement, we paid $39,210 and issued 52,500 shares as finders’ fees.

At a directors’ meeting held October 5, 2005, approval was given to a private placement of up to $3,000,000. The financing term sheet executed to implement the private placement offered 6,000,000 units at $0.50 per unit. Each Unit comprises one common share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share for two (2) years at US$0.60 per share. To December 31, 2005 we had received subscriptions totaling $500,000 pursuant to this private placement and on January 23, 2006 we issued 1,008,548 units on account of this subscription and accrued interest.

Employee Stock Options

The exercise of 55,000 employee stock options has generated $11,000 from January 1, 2005 to March 29, 2006.

Fiscal 2005 at a Glance

At the beginning of fiscal 2005, we set strategic operating priorities for the ensuing year. These priorities and the results are as follows:

Our first and major priority for 2005 was to significantly grow our revenue through our Channel Partner Agreement with ABB so that we may eventually reduce our reliance on equity financing to fund our operations. During the second quarter of 2005, we started to achieve this priority. During the year ended December 31, 2005, we invoiced approximately $1,265,000 and, in accordance with the software revenue recognition rules, we recorded approximately $1,200,000 in revenues. Although not significant in terms of profitability, it is significant in terms of increase over previous years and as a percent of our total revenue generated from inception. We achieved this revenue growth on several fronts as follows:

We assisted ABB with their TrueView marketing and sales program which expanded their sales in North America and Japan. We expanded the product line of eVF application solutions for ABB’s automotive customers by developing body panel handling, adhesive application and inspection, and real time visual tracking. It is our plan to eventually develop application for each of the automotive business units within ABB. In doing so, we will be able to utilize the sales personnel attached to each of these divisions.

We expanded our revenue sources outside ABB and the automotive industry by pursuing opportunities with the United States Government. Our provision of vision guidance software for Nuclear Waste Handling systems for the Idaho National Laboratory and the receipt of a purchase order for the supply of a 3D vision guided solution for the US Government’s new Joint Strike Fighter demonstrates our successful pursuit of United States Government contracts.

Another priority for 2005 was to develop a commercialized version of our Internet-based services and support system. On November 1, 2004, we announced the beta release of the new product: the Community Of Businesses Using Support Systems, or CoBuss. Field trials have shown that CoBuss is capable of providing remote electronic support to our installed base of eVF VGR systems. However, we have not yet completed development of a commercialized product and recognize that further research and development will be required.

Another priority for 2005 was to continue the development of our business in Asia through our relationship with Talk Engineering Co., Ltd. Our marketing strategy was to combine the strength of ABB’s TrueView brand of Vision Guided Robotics and the strength of Talk’s relationship with the Japanese automotive industry. During the year ended December 31, 2005, we delivered four eVF runtime licenses, complete with SC3D functionality, for installation in two major Japanese automakers assembly plants. To date, in 2006 we have delivered two additional eVF runtime licenses for additional installations in one of the automaker’s plants. We expect that many more eVF runtime license deliveries will result from these successful installations.

Another priority for 2005 was to increase the public and investor visibility of our company and our products. In order to accomplish this, we engaged a number of marketing and communications companies to assist us. Our director, James Speros, is also engaged in public and investor relations activities on our behalf.

Another priority for 2005 was to continue to add functionality to eVF by developing additional components and features. During the year ended December 31, 2005, we added the following components to eVF:

AccuTest: AccuTest allows operators to rapidly and accurately validate the robustness and reliability of a vision guided robotic system before and during field deployment.

IDM 2.5D (Inferential Depth Measurement): IDM 2.5D is targeted for processes that do not require or allow for complete 3D part location variance, but that are more complex than basic 2D tasks. IDM 2.5D exploits visual cues such as size and shape variations among parts to compute not only the planar x, y and rotation of a given part but also its height, or z coordinate, relative to the robot’s coordinate system.

SCTrac (Single Camera Tracking): SCTrac uses one or more cameras to image a given part in real time and provides an industrial robot with a continuous stream of data about where the part is, how fast and in what direction it is moving. SCTrac makes it possible for robots to work on parts while in motion, significantly improving production throughput. Other applications of the technology include dynamic materials handling, assembly or measurement where the objects of interest are in motion during the robotic process.

Outlook For Fiscal 2006

Our first and major priority for fiscal 2006 is to continue growing our revenue so that we achieve an operating profit for the year ended December 31, 2006. We intend to achieve this revenue growth on several fronts as follows:

We have expanded our relationship with ABB and will assist them with their TrueView marketing and sales program throughout North America, Europe and Asia. We also intend to continue to expand our product line to develop applications for each of the automotive business units within ABB and in doing so, utilize the sales personnel attached to each of these divisions.

We also intend to continue to expand our revenue sources outside ABB and the automotive industry. We will continue to pursue opportunities with the United States Government; particularly the Departments of Energy, Defense and Homeland Security.

In September 2005, we introduced the eVF Evaluation Kit. The Evaluation Kit enables engineers, systems integrators and process design engineers to rapidly develop and run adaptive applications in real world environments. We have experienced significant interest in the Evaluation Kit and once engineers realize the ease of use of eVF they will create and develop their own vision guided robotic applications for eVF. We anticipate that this could be a significant source of revenue for us.

On May 5, 2006 we entered into a new Exclusive Global Channel Partner Agreement with ABB for the licensing of our vision guided robotics technologies and software products. The stated purpose of the agreement is to allow ABB to establish a leadership position in the global automobile and general manufacturing vision guided robotics markets by strategically marketing basis the TrueView family of vision guided robotic systems as their global standard. As part of the new Exclusive Global Channel Partner Agreement, ABB has agreed to guarantee a minimum purchase of eVF runtime licenses totaling US$10,500,000 for the period ending December 31, 2008. The minimum guarantees are allocated on an annual basis as follows: 2006 - $1,500,000; 2007 - $3,500,000; 2008 - $5,500,000. In addition to the purchase commitments, ABB has agreed to provide US$300,000 for research and development of a vision guided robotic bin picking technology. In exchange for ABB entering into this agreement and for providing the purchase and research commitments, we have granted ABB an exclusive global channel partner license for the use of our software products in the automotive market and in specified general industry markets.

Another priority for 2006 is to continue the development of CoBuss, our Internet-based service and support system. This product has attracted interest outside of our original target market of the industrial manufacturing industry and we intend to pursue these other markets throughout 2006.

We also intend to continue to add functionality to eVF by developing additional components and features.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common shares are currently trading through the OTC Bulletin Board under the symbol “BRHI”.

The following table shows the high and low bid information for our common shares for the quarters indicated.

Quarter	High	Low	Close
	($)	($)	($)

2005
Fourth quarter	0.57	0.37	0.40
Third quarter	0.53	0.35	0.51
Second quarter	0.92	0.40	0.48
First quarter	0.94	0.42	0.82

2004
Fourth quarter	0.66	0.32	0.45
Third quarter	0.48	0.33	0.48
Second quarter	0.80	0.42	0.42
First quarter	0.78	0.36	0.70

The source of this information is the OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders

As at March 29 2006, we have 24,487,237 shares of common stock issued and outstanding held by approximately 520 stockholders of record.

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock with a par vale of $0.001 per share. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. The common stock is not entitled to pre-emptive rights and may not be redeemed or converted. Upon liquidation, dissolution or winding up, the assets legally available for distribution to our shareholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payments of all of our debts and liabilities.

Dividend Policy

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosures

Effective November 22, 2005, our Audit Committee approved the dismissal of KPMG, LLP Chartered Accountants (“KPMG”) as its principal independent accountant. Neither of the reports issued by KPMG on the consolidated audited financial statements for the periods ended December 31, 2003 and December 31, 2004 contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports included an additional paragraph that identifies conditions which raise substantial doubt about the Company’s ability to continue as a going concern and further state that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the Company’s two most recent fiscal years ended December 31, 2004, and interim period through December 5, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

Effective November 22, 2005, we engaged Smythe Ratcliffe, Chartered Accountants, (“Smythe Ratcliffe”) as its principal independent accountant to audit the financial statements commencing with the year ended December 31, 2005.

During the Company’s two most recent fiscal years ended December 31, 2004, and interim period through their engagement, neither we, nor someone on our behalf, consulted Smythe Ratcliffe, regarding the application of accounting principles to a specific complete or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements and neither written nor oral advice was provided that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue.

Additional Information

The annual report to the SEC on Form 10-KSB, including the audited financial statements, will be furnished free of charge upon written request to Ms. Dee Regis, at (604) 988-6440 ext.204

ir@braintech.com.

Consolidated Financial Statements (Expressed in United States dollars) BRAINTECH, INC. Years ended December 31, 2005, 2004 and 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of
Braintech, Inc.

We have audited the consolidated balance sheet of Braintech, Inc. as of December 31, 2005 and the consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Braintech, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going-concern. As discussed in note 1 to the financial statements, the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going-concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SmytheRatcliffe (signed)

Chartered Accountants

Vancouver, Canada

February 9, 2006, except as to note 18(b) which is as of March 21, 2006

BRAINTECH, INC.

Consolidated Balance Sheets
(Expressed in United States dollars)

December 31, 2005 and 2004

	2005	2004

Assets

Current assets:
Cash and cash equivalents	$522,943	$196,012
Accounts receivable	321,912	84,643
Inventory	17,487	6,569
Prepaid expenses	44,700	53,550
	907,042	340,774

Fixed assets (note 4)	44,590	60,638

	$951,632	$401,412

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$84,768	$123,210
Accrued liabilities	238,952	222,600
Deferred leasehold inducements (note 5)	48,264	64,226
Deferred revenue	98,551	35,133
Due to related party (note 3)	77,187	-
Convertible debentures (note 7)	1,868,387	-
	2,416,109	445,169
Non-current liabilities
Convertible debentures (note 7)	-	982,895

Total liabilities	2,416,109	1,428,064

Stockholders’ equity (deficit):
Common stock (note 8):
Authorized: 200,000,000 shares, with $0.001 par value
Issued: 23,353,689 shares	23,354	20,294
(2004 – 20,294,257)
Additional paid-in capital	18,574,644	16,299,521
Accumulated deficit	(20,062,475)	(17,346,467)
	(1,464,477)	(1,026,652)

	$951,632	$401,412

Future operations (note 1)

Commitments (note 11)

Subsequent events (note 18)

See accompanying notes to consolidated financial statements.

                                                                                                                                                                                           1

BRAINTECH, INC.

Consolidated Statements of Operations
(Expressed in United States dollars)

	Years ended December 31,
	2005	2004	2003

Sales	$1,203,170	$749,969	$213,584
Cost of sales	65,786	76,939	24,286

Gross margin	1,137,384	673,030	189,298

Operating expenses:
Research and development	588,103	503,145	467,074
Selling, general and administrative
(note 13)	2,307,525	1,850,418	1,672,741
Software license settlement (note 16)	-	103,883	-
	2,895,628	2,457,446	2,139,815

Operating loss	(1,758,244)	(1,784,416)	(1,950,517)

Non-operating:
Interest income	4	109	79
Loss on settlement of debt (note 6)	-	-	(741,705)
Interest on promissory notes (note 6)	-	-	(29,501)
Interest on convertible debentures (note 7)	(163,038)	(156,226)	(29,945)
Beneficial conversion feature accreted
to convertible debentures (note 7)	(777,068)	(856,674)	(135,043)
Fair value of warrants issued on
conversion of debentures (note 7)	(17,662)	(63,062)	-
	(957,764)	(1,075,853)	(936,115)

Loss for the year	$(2,716,008)	$(2,860,269)	$(2,886,632)

Loss per share information:
Basic and diluted	$(0.12)	$(0.15)	$(0.19)

Weighted average number of common
Shares outstanding	21,997,493	18,516,638	15,408,397

See accompanying notes to consolidated financial statements.

                                                                                                                                                                                           2

BRAINTECH, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

	Common stock				Total
	Number		Additional	Accumulated	stockholders’
	of shares	Amount	paid-in capital	deficit	equity (deficit)

Balance, December 31, 2002	15,219,394	15,219	11,804,849	(11,599,566)	220,502

Common stock transactions
(net of share issue costs)
Shares issued for promissory notes
payable	2,354,621	2,355	586,300	-	588,655
Shares issued for services rendered	20,000	20	5,380	-	5,400
Shares issued for cash on exercise
of employee stock options	107,000	107	21,293	-	21,400
Shares issued for finders fees	482,000	482	(482)	-	-
Compensatory benefit of warrants
issued to contractors	-	-	189,521	-	189,521
Cash paid for finders fee	-	-	(26,250)	-	(26,250)
Loss on settlement of debt	-	-	741,705	-	741,705
Fair value of debenture beneficial
conversion feature	-	-	1,724,997	-	1,724,997
Debenture issue expenses	-	-	(19,379)	-	(19,379)
Loss for the year	-	-	-	(2,886,632)	(2,886,632)

Balance, December 31, 2003	18,183,015	18,183	15,027,934	(14,486,198)	559,919

Common stock transactions
(net of share issue costs)
Shares issued for cash	1,032,500	1,032	411,968	-	413,000
Shares issued for services rendered	100,000	100	47,900	-	48,000
Shares issued for cash on exercise
of employee stock options	77,000	77	17,023	-	17,100
Shares issued on conversion of
convertible debentures	779,992	780	194,218	-	194,998
Shares issued for finders’ fees	121,750	122	(122)	-	-
Compensatory benefit of warrants				-
issued to contractors	-	-	33,038		33,038
Cash paid for finder’s fees	-	-	(19,090)	-	(19,090)
Fair value of debenture beneficial
conversion feature	-	-	524,998	-	524,998
Debenture issue expenses	-	-	(1,408)	-	(1,408)
Fair value of warrants issued on conversion
of debentures	-	-	63,062	-	63,062
Loss for the year	-	-	-	(2,860,269)	(2,860,269)

Balance, December 31, 2004	20,294,257	20,294	16,299,521	(17,346,467)	(1,026,652)

Common stock transactions
(net of share issue costs)
Shares issued for cash	2,351,250	2,352	1,591,648	-	1,594,000
Shares issued for services rendered	210,000	210	99,990	-	100,200
Shares issued for cash on exercise
of employee stock options	55,000	55	10,945	-	11,000
Shares issued on conversion of
convertible debentures	218,456	218	54,396	-	54,614
Shares issued on exercise of warrants	156,476	157	38,962	-	39,119
Shares issued for finders’ fees	68,250	68	(68)	-	-
Common stock subscriptions			500,000		500,000
Cash paid for finders’ fees	-	-	(53,000)	-	(53,000)
Fair value of warrants issued on
conversion of debentures	-	-	17,662	-	17,662
Fair value of stock options granted
to a contractor		-	14,588	-	14,588
Loss for the period				(2,716,008)	(2,716,008)

Balance, December 31, 2005	23,353,689	$23,354	$18,574,644	$(20,062,475)	$(1,464,477)

See accompanying notes to consolidated financial statements.

                                                                                                                                                                                           3

BRAINTECH, INC.

Consolidated Statements of Cash Flows
(Expressed in United States dollars)

	Years ended December 31,
	2005	2004	2003

Cash flows from operations:
Loss for the year	$(2,716,008)	$(2,860,269)	$(2,886,632)
Items not involving cash:
Amortization	24,659	28,071	59,990
Bad debt	10,172	-	-
Loss on settlement of debt	-	-	741,705
Shares issued for services rendered	100,200	48,000	5,400
Stock based compensation	14,588	-	-
Compensatory benefit of warrants issued to contractor	-	33,038	189,521
Interest on promissory notes	-	-	29,501
Accretion of debenture beneficial conversion feature	777,068	856,674	135,043
Fair value of warrants issued on
conversion of debentures	17,662	63,062	-
Changes in non-cash operating working capital:
Accounts receivable	(247,441)	(23,468)	137,760
Inventory	(10,918)	9,663	(14,973)
Prepaid expenses	8,850	(12,747)	(1,528)
Deferred cost of sales	-	-	1,488
Accounts payable and accrued liabilities	(22,090)	236,489	27,663
Due to related party	77,187	-	-
Accrued interest on convertible debentures	163,038	156,226	29,945
Deferred leasehold inducements	(15,962)	14,597	49,629
Deferred revenue	63,418	6,180	(51,515)
Net cash used in operations	(1,755,577)	(1,444,484)	(1,547,003)

Cash flows from investments:
Deposit on lease	-	-	(16,000)
Purchase of fixed assets	(8,611)	(35,580)	(7,136)
Net cash used in investments	(8,611)	(35,580)	(23,136)

Cash flows from financing:
Common shares issued, net of issue costs	1,591,119	411,010	21,400
Share subscription received	500,000
Promissory notes payable (note 6)	-	-	809,154
Promissory notes repayment (note 6)	-	-	(250,000)
Convertible debenture payable (note 7)	-	525,000	1,725,000
Debenture issue costs	-	(1,408)	(45,629)
Net cash provided by financing	2,091,119	934,602	2,259,925

Increase (decrease) in cash and cash equivalents	326,931	(545,462)	689,786

Cash and cash equivalents, beginning of year	196,012	741,474	51,688

Cash and cash equivalents, end of year	$522,943	$196,012	$741,474

Supplemental information:
Non-cash financing activities:
Shares issued for services rendered	$100,200	$48,000	$5,400
Shares issued for promissory notes payable	-	-	1,330,360
Shares and warrants issued on conversion of
convertible debentures	$72,276	258,060	$-

See accompanying notes to consolidated financial statements.

                                                                                                                                                                                           4

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

1.	Description of business and future operations:

Braintech, Inc. (the “Company”) was incorporated on March 4, 1987 under the laws of the State of Nevada as Tome Capital, Inc. The Company initially was in the business of real estate development. On January 3, 1994, the Company changed its name to Braintech, Inc. and began operations as a high tech development company, developing advanced software for the vision guidance of robotic systems. All sales of its products and services are made in this industry segment. In the year ended December 31, 2005, 88% of sales revenue (2004 – 79%; 2003 – 82%) was generated from a single customer.

These consolidated financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. The Company has generated only small amounts of revenues and is continuing to develop its business. Operations to date have been primarily financed by equity transactions. Past equity financings from related parties are detailed in note 8(d). The Company’s future operations and its continuation as a going concern are dependent upon its ability to raise additional capital, increase sales of its products by leveraging its Channel Partner Agreement and Sales and Marketing Agreement with a major supplier of robotic systems, generating positive cash flows from operations and ultimately attaining profitability. It is the Company’s intention to focus on developing this partnership and continuing as their principal supplier of vision systems, raising financing and achieving profitable operations. There can be no assurances that appropriate financings having favourable economic terms will be available as required.

Based on its current financial position, the Company believes that its present and anticipated cash resources from operations and the equity financing discussed in note 18(b) will be sufficient to pay ongoing cash operating expenses until approximately December 31, 2006. There can be no assurance that the Company can or will obtain sufficient funds from operations or additional financing discussed in note 18(b) will close as anticipated. If the Company cannot do either, there is a risk that the business will fail. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Significant accounting policies:

(a) Basis of presentation:

These consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America and present the financial position, results of operations and cash flows of the Company and its wholly-owned subsidiary, Braintech Canada, Inc., incorporated under the Company Act (British Columbia) on March 30, 1994. All material intercompany balances and transactions have been eliminated.

                                                                                                                                                                                           6

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

2.	Significant accounting policies (continued):

	(b)	Cash and cash equivalents:

Cash and cash equivalents include highly liquid investments, such as term deposits, having terms to maturity of three months or less at the date of acquisition and that are readily convertible to contracted amounts of cash. Cash includes $500,000 held in trust for the Company for subscriptions received for shares issued on January 23, 2006 (note 18)

	(c)	Research and development costs:

Research and development costs are expensed as incurred.

	(d)	Inventory:

Inventory is valued at the lower of cost and net realizable value with cost being determined on a first-in, first-out basis. Cost includes laid-down cost which is the cost of materials and other applicable direct costs.

	(e)	Revenue recognition:

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The Company’s revenue recognition policies are in conformity with the AICPA’s Statement of Position No. 97-2 (“SOP 97-2”), “Software Revenue Recognition”.

Cash received in advance of meeting the revenue recognition criteria is recorded as deferred revenue and the costs related to that revenue are recorded as deferred costs.

	(f)	Warranty costs:

The Company accrues warranty costs based on management’s best estimate.

	(g)	Fixed assets:

Fixed assets do not include several robots of significant value on loan from the manufacturers.

Fixed assets are carried at cost less accumulated amortization. Amortization is calculated annually as follows:

		Asset	Basis	Rate
		Furniture and fixtures	declining-balance	20%
		Computer equipment	straight-line	36 months
		Computer software	straight-line	24 months
		Leasehold improvements	straight-line	lease term

                                                                                                                                                                                           7

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

2.	Significant accounting policies (continued):

	(h)	Impairment or disposal of long-lived assets:

The Company adopted the provisions in FASB Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” as of January 1, 2002. Under this standard, an impairment loss calculated as the difference between the carrying amount and the fair value of the asset should be recognized on long-lived assets held and used only if the carrying amount of the asset is not recoverable from its undiscounted cash flows. Long-lived assets to be disposed other than by sale should be considered held and used until they are disposed of. Long-lived assets to be disposed of by sale should be measured at the lower of its carrying amount or fair value less cost to sell.

	(i)	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts may differ from these estimates.

	(j)	Foreign currency:

The Company’s functional currency is the United States dollar. Assets and liabilities denominated in a foreign currency have been translated into the functional currency at rates of exchange in effect at the balance sheet date. Revenue and expense items are translated at average exchange rates during the year. Exchange gains and losses are included in operations.

	(k)	Stock-based compensation:

The Company has elected to apply the provision of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations in accounting for its stock options granted to employees. Under APB 25, compensation expense is only recorded to the extent that the exercise price is less than fair value on the measurement date. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Non-employee options are recognized at the fair value of the options as determined by an option pricing model as the services are performed and the options earned. Had compensation cost been determined based on the fair value of employee stock options at their grant date, the Company’s net loss and net loss per share would have been as follows:

                                                                                                                                                                                           8

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

2.	Significant accounting policies (continued):

(k)	Stock-based compensation (continued):

Years ended December 31,
2005	2004	2003

Net loss as reported	$(2,716,008)	$(2,860,269)	$(2,886,632)
Stock-based employee
compensation if fair-value
based method applied	(475,695)	(292,106)	(120,943)
Pro forma loss as if fair-value
based method had been applied	$(3,191,703)	$(3,152,375)	$(3,007,575)

Basic and diluted loss per share
As reported	$(0.12)	$(0.15)	$(0.19)
Pro forma	$(0.15)	$(0.17)	$(0.20)

The fair value for the options was estimated using the Black-Scholes option pricing model assuming no expected dividends and the following weighted average assumptions:

Interest	Expected
rate	Term	Dividends	Volatility

Years ended:
December 31, 2005	3.66%	2 years	0%	171%
December 31, 2004	2.24%	2 years	0%	243%
December 31, 2003	1.90%	2 years	0%	255%

Weighted average	Weighted average
exercise price	grant-date fair value
December 31,	December 31,
2005	2004	2003	2005	2004	2003

Exercise price exceeds
market price of stock
on grant date	$0.57	$0.46	$0.56	$0.43	$0.41	$0.51

                                                                                                                                                                                           9

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

2.	Significant accounting policies (continued):

	(l)	Income taxes:

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When the likelihood of realization of a deferred tax asset is not considered to be more likely than not, a valuation allowance is provided.

	(m)	Loss per share:

Loss per share is calculated based on the weighted average number of shares outstanding.

As the effect of all outstanding convertible debentures (note 7) options (note 8(f)) and warrants (note 9) is anti-dilutive, diluted loss per share does not differ from basic loss per share.

The number of shares used to calculate loss per share for the years ended December 31, 2005, 2004 and 2003 was reduced by 300,000 shares in each year for shares issued and held by the Company.

	(n)	Comprehensive loss:

Loss for the year for the Company is the same as comprehensive loss.

	(o)	Comparative figures:

The Company has reclassified certain of the figures presented for comparative purposes to conform to the financial statement presentation adopted in the current year.

	(p)	Deferred leasehold inducements:

Leasehold inducements are deferred and amortized to reduce rent expense on a straight-line basis over the term of the lease.

3.	Related party balances and transactions:

Transactions with directors and officers:

On November 8, 2005, the Company’s Chief Executive Officer advanced $77,187 (CDN$90,000) to the Company. The advance is unsecured, without interest and without specific terms of repayment. Equity financings with directors and officers are detailed in note 8.

                                                                                                                                                                                         10

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

4.	Fixed assets:

			Accumulated	Net book
	December 31, 2005	Cost	amortization	value

	Furniture and fixtures	$80,581	$56,880	$23,701
	Computer equipment	191,695	184,231	7,464
	Computer software	51,449	44,170	7,279
	Leasehold improvements	10,829	4,683	6,146

		$334,554	$289,964	$44,590

			Accumulated	Net book
	December 31, 2004	Cost	amortization	value

	Furniture and fixtures	$80,581	$49,931	$30,650
	Computer equipment	183,084	178,425	4,659
	Computer software	51,449	35,017	16,432
	Leasehold improvements	10,829	1,932	8,897

		$325,943	$265,305	$60,638

5.	Deferred leasehold inducements:

			2005	2004
	Balance, beginning of year		$64,226	$49,629
	Leasehold inducements received during the period		-	25,410
	Amortization		(17,422)	(15,769)
	Foreign exchange adjustment		1,460	4,956
	Balance, end of year		$48,264	$64,226

6.	Promissory notes payable:

	In January and March, 2003, the Company’s Chief Executive Officer advanced $155,838 (CAD $235,000) in return for unsecured demand promissory notes with an annual interest rate of 8%.

Between April 12, 2003 and July 29, 2003, the Company’s Chief Executive Officer advanced a further $594,355 (CAD $833,000) to the Company. These additional financings bore interest at 8% per annum and were repayable on demand. A general security agreement covering all of the Company’s real, personal and intangible property was pledged as security for the additional advances.

                                                                                                                                                                                         11

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

6.	Promissory notes payable (continued):

The agreements governing the issuance of the convertible debentures (note 7) provided that the general security agreement pledged as security for the promissory notes issued to the Company’s Chief Executive Officer be discharged, provided that $250,000 of the proceeds be used to repay the notes, and further provided that the unpaid balance of the notes be repaid by issuing units at a deemed price of $0.25 per unit. A partial repayment of $50,000 was made on September 22, 2003 and on November 3, 2003, the remaining $200,000 was repaid.

All of the promissory notes were repayable in Canadian Dollars and as such as at November 3, 2003 a foreign exchange loss of $58,855 and interest of $29,501 was accrued.

On November 3, 2003, the unpaid balance of the promissory notes was repaid by the issuance of 2,354,621 common shares and 1,177,310 share purchase warrants. Each share purchase warrant has a five year term and is exercisable into one common share at a price of $0.25 per share. Since the promissory notes did not have terms for conversion into equity, the transaction is considered a settlement of debt for accounting purposes. The face value of the debt plus accrued interest is compared to the fair market value of the cash and equity received by the Chief Executive Officer and a gain or loss for the difference was recognized. Accordingly, the Company has recorded a loss on settlement of debt in the amount of $741,705.

7.	Convertible debentures:

On September 25, 2003, the Company executed a funding term sheet whereby investors agreed to provide up to $2,250,000 in exchange for convertible debentures. A general security agreement covering all of the Company’s real, personal and intangible property is pledged as security for the debentures. The debentures are to mature on August 25, 2006 and bear interest at eight percent (8%) per annum. All convertible debentures rank pari passu with all convertible debentures to be issued pursuant to the term sheet. The principal amount and accrued interest are convertible until maturity into units at a price of $0.25 per unit. Each unit comprises one common share and one half-share (1/2) share purchase warrant. Each whole warrant has a five (5) year term and is exercisable at any time into one common share at a price of $0.25 per share.

The debentures may be redeemed by repayment of all outstanding principal and accrued interest at any time on 7 days notice. The debenture holders have a first right to convert all or any portion of the principal and accrued interest into units prior to redemption.

The Company may at its discretion require the debenture holders to convert the outstanding principal and accrued interest into units if the closing trading price of the Company’s shares on the OTCBB or other principal trading market is $1.00 or greater for any 30 consecutive trading days after the shares issuable pursuant to conversion of the debentures are registered under the Securities Act of 1933.

                                                                                                                                                                                         12

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

7.	Convertible debentures (continued):

Between September 5, 2003 and May 21, 2004, in accordance with the terms of Securities Purchase Agreements, the Company issued convertible debentures in the amount of $2,250,000. Finder’s fees were paid to investors, persons related to investors, and independent third parties by way of cash payment of $26,250 and by way of issuance of 595,000 units at $0.25 per unit each unit comprised of one share and one-half (1/2) share purchase warrant, with each whole warrant exercisable at $0.25 into one common share for five (5) years. The fair value of the cash finder’s fees and the fair value of the units underlying the finder’s fees have been recognized as a cost of issuance and in stockholders’ equity.

On conversion of the debentures into common shares and share purchase warrants, the fair value of the share purchase warrants will be assigned and recognized as an expense. To date, $237,500 of principal and $12,112 of accrued interest has been converted into 998,448 common shares and 499,224 share purchase warrants. Accordingly, the Company has expensed $80,724 as the fair value of the warrants issued.

Because the conversion price was less than the closing trading prices of the Company’s shares on the commitment date, the convertible debentures contain a beneficial conversion feature. In accordance with Emerging Issues Task Force (“EITF”) Issue 98-5, the embedded beneficial conversion feature is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value of the beneficial conversion feature exceeds the face value of the debentures and is therefore limited to the face value. The face value of the debt has been allocated to additional paid-in capital and is being accreted to the face value of the convertible debentures over the term of the debentures by a charge to interest expense. Accrued interest is also recorded based on the face value of the debentures at the stated interest rate (8%). The amount recorded on the balance sheet as at December 31, 2005 has been calculated as follows:

	Face value of convertible debentures issued (cash received)	$2,250,000
	Beneficial conversion feature allocated to additional paid-in capital	(2,249,995)
	Accretion of convertible debentures	1,768,786
	Accrued interest payable	349,207
	Conversion of debentures	(249,612)
	Convertible debentures at December 31, 2005	$1,868,386

                                                                                                                                                                                         13

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

8.	Common stock:

(a)

At a special meeting of shareholders held January 19, 2004, the stockholders approved an increase in the authorized share capital of the Company from 40 million common shares to 200 million common shares having a par value of $0.001 each.

(b)

Of the common stock issued at December 31, 2005, 3,085,976 shares (2004 – 2,034,242; 2003 – 3,156,621) are subject to trading restrictions of up to one year following issue unless a registration statement is filed qualifying the shares for distribution. These include the 300,000 shares retained by the Company, as described in note 8(c).

(c)

In 1993, 1,100,000 common stock were issued for technology and recorded at a par value of $1,100. 300,000 of these shares have been retained by the Company because the development of the technology was not completed.

(d)

During the year ended December 31, 2005, nil (2004 – nil; 2003 – 79%) of the common share issuances were to the Chief Executive Officer. Except for the 2,354,621 common shares issued in 2003 to the Chief Executive Officer at a deemed price of $0.25 per unit (note 6), the private placements completed during 2005, 2004, and 2003 were at market value determined by the trading price of the Company’s common stock on the date of the private placement.

	(e)	Promissory notes receivable:

In conjunction with private placements completed during 2001, the Company’s Chief Financial Officer and the Company’s Chief Operating Officer each issued a promissory note in the amount of $100,000 in payment for 133,334 common shares and 66,667 common share purchase warrants. These notes receivable have been recorded as a deduction from additional paid-in capital in stockholders’ equity. Each common share purchase warrant entitled the holder to purchase one additional share at $0.75 per share until February 28, 2004. These warrants expired on February 28, 2004 and none of these warrants were exercised prior to expiry. In accordance with Agreements for Escrow of Share Certificates, the common share certificates and warrant certificates issued will remain in escrow until the Company receives full payment of the $100,000 for each note receivable. The amounts are due upon demand, are unsecured and are without interest.

	(f)	Stock options:

The Company has reserved 1,500,000 common shares pursuant to the 1997 Stock Option Plan, 1,500,000 common shares pursuant to the 2000 Stock Option Plan and 2,500,000 common shares pursuant to the 2003 Stock Option Plan. Subject to the requirements of any stock exchange on which the Company’s shares are listed, the Company’s Board of Directors has discretion to set the price, term, vesting schedules, and other terms and conditions for options granted under the 1997 and 2000 plans and the Company’s Compensation Committee has discretion to set the price, terms, vesting schedules, and other terms and conditions for options granted under the 2003 plan.

                                                                                                                                                                                         14

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

8.	Common stock (continued):

(f)	Stock options: (continued)

(i)	A summary of the Company’s stock option activity is as follows:

Weighted
Number	average
of shares	exercise price

Balance, December 31, 2002	1,815,500	$0.59
Options granted	940,000	0.55
Options exercised	(107,000)	(0.20)
Vested options expired	(94,500)	(0.99)
Unvested options forfeited	(24,000)	(0.20)

Balance, December 31, 2003	2,530,000	0.57
Options granted	290,000	0.46
Options exercised	(77,000)	(0.22)
Vested options expired	(161,000)	(0.86)
Unvested options forfeited	(60,000)	(0.40)

Balance, December 31, 2004	2,522,000	0.55
Options granted	1,546,000	0.57
Options exercised	(55,000)	(0.20)
Vested options expired	(504,500)	(1.09)
Unvested options forfeited	(140,000)	(0.66)

Balance, December 31, 2005	3,368,500	$0.48

(ii)	Additional information regarding options outstanding as at December 31, 2005 is as follows:

Outstanding	Exercisable
Weighted
average	Weighted	Weighted
remaining	average	average
Exercise	Number of	contractual	exercise	Number of	exercise
prices	shares	life (years)	price	shares	Price

$ 0.00 – 0.25	842,000	1.95	$ 0.20	842,000	$ 0.20
$ 0.26 – 0.50	750,000	4.57	0.43	86,250	0.43
$ 0.51 – 0.75	1,676,500	3.22	0.62	1,286,500	0.61
$ 0.76 – 1.00	45,000	3.19	0.82	30,000	0.80
$ 1.01 – 1.25	55,000	0.72	1.25	55,000	1.25

3,368,500	3.16	$ 0.48	2,299,750	$ 0.47

                                                                                                                                                                                         15

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

9.	Share purchase warrants:

Detailed information regarding share purchase warrant activity during the years ended December 31, 2003, 2004 and 2005 is as follows:

On April 8, 2003, as partial consideration for an investor relations service agreement, the Company issued share purchase warrants as follows:

50,000 warrants exercisable at $0.50 vesting on April 8, 2003

50,000 warrants exercisable at $0.75 vesting on July 7, 2003

50,000 warrants exercisable at $1.00 vesting on October 6, 2003

50,000 warrants exercisable at $1.25 vesting on January 4, 2004

The fair value of the warrants ($4,121) has been recorded as an expense and additional paid-in capital in the year ended December 31, 2003. The fair value was calculated using the Black-Scholes option–pricing model and the following assumptions: dividend yield 0%, expected volatility 95%, risk free rate interest rate 2.61%, and an expected term of 1 year.

As partial consideration for finders’ fees relating to the issuance of convertible debentures (note 7), the Company issued a total of 297,500 share purchase warrants exercisable at $0.25 per share for a period of five (5) years.

Pursuant to the agreements governing the issuance of convertible debentures (note 7), the Company executed a consulting agreement with one of the investors for strategic introductions and general consulting in the manufacturing industry. The consulting agreement is for a period of two (2) years commencing December 22, 2003. As consideration for entering into the consulting agreement, the Company issued 500,000 share purchase warrants exercisable at $0.45 per share for a period of five (5) years. The fair value of the warrants ($185,400) has been recorded as an expense and additional paid-in capital in the year ended December 31, 2003. The fair value was calculated using the Black-Scholes option–pricing model and the following assumptions: dividend yield 0%, expected volatility 256%, risk free rate interest rate 1.84%, and an expected term of 2 years.

On November 5, 2003, as partial repayment of the promissory notes payable (note 6), the Company issued to its Chief Executive Officer, 1,177,310 share purchase warrants exercisable at $0.25 per share for a period of five (5) years.

As consideration for a consulting agreement, on January 9, 2004, the Company issued share purchase warrants as follows:

25,000 warrants exercisable at $0.25 vesting on January 9, 2004

250,000 warrants exercisable at $0.25 vesting in accordance with certain performance criteria.

The fair value of the 25,000 warrants ($11,406) has been recorded as an expense and additional paid-in capital in the nine months ended September 30, 2004. The fair value was calculated using the Black-Scholes option–pricing model and the following assumptions: dividend yield 0%, expected volatility 256%, risk free rate interest rate 1.68%, and an expected term of 2 years. The fair value of the 250,000 warrants will be recorded when management determines that it is likely that the warrants will become exercisable in accordance with the performance criteria.

                                                                                                                                                                                         16

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

9.	Share purchase warrants (continued):

At the request of certain debenture holders (note 7), on April 15, 2004 the Company converted $125,000 of principal and $5,397 of accrued interest into 521,588 common shares and 260,794 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($42,170) has been recorded as an expense.

At the request of certain debenture holders (note 7), on September 10, 2004 the Company converted $62,500 of principal and $2,101 of accrued interest into 258,404 common shares and 129,202 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($20,892) has been recorded as an expense.

On September 24, 2004, as partial consideration for an investor relations service agreement, the Company issued 50,000 share purchase warrants exercisable at $0.50 into one common share for a period not to exceed three (3) years. The fair value of the warrants ($21,632) has been recorded as an expense. The fair value was calculated using the Black-Scholes option–pricing model and the following assumptions: dividend yield 0%, expected volatility 233%, risk free rate interest rate 2.62%, and an expected term of 2 years.

During December 2004, in conjunction with private placements the Company issued 516,250 common share purchase warrants (the purchasers received one common share purchase warrant for each two common shares purchased). Each common share purchase warrant entitles the holder to purchase one additional share for five (5) years at a price of $0.50 per share. In conjunction with this private placement, the Company issued 8,750 common shares and 4,375 common share purchase warrants as a finder’s fee. Each of these common share purchase warrants entitles the holder to purchase one additional share for five (5) years at a price of $0.50 per share.

Between January 12, 2005 and March 4, 2005, in conjunction with private placements the Company issued 358,750 common share purchase warrants (the purchasers received one common share purchase warrant for each two common shares purchased). Each common share purchase warrant entitles the holder to purchase one additional share for five (5) years at a price of $0.50 per share. In conjunction with this private placement, the Company issued 15,750 common shares and 7,875 common share purchase warrants as a finder’s fee. Each of these common share purchase warrants entitles the holder to purchase one additional share for five (5) years at a price of $0.50 per share.

At the request of certain debenture holders (note 7), on April 5, 2005 the Company converted $25,000 of principal and $1,808 of accrued interest into 107,232 common shares and 53,616 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($8,670) has been recorded as an expense.

On May 3, 2005, in conjunction with private placements the Company issued 816,875 common share purchase warrants (the purchasers received one common share purchase warrant for each two common shares purchased). Each common share purchase warrant entitles the holder to purchase one additional share for three (3) years at a price of $1.00 per share.

                                                                                                                                                                                         17

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

9.	Share purchase warrants (continued):

At the request of certain debenture holders (note 7), on October 4, 2005 the Company converted $25,000 of principal and $2,806 of accrued interest into 111,224 common shares and 55,612 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($8,992) has been recorded as an expense.

	On October 4, 2005 156,476 warrants were exercised at $0.25 per warrant generating $39,119.

By Directors’ consent resolution dated January 19, 2006, the Company extended certain share purchase warrants held its Chief Executive Officer for an additional two years from the original October 2005 and December 2005 expiry dates.

	Of the warrants outstanding at December 31, 2005, 2,941,324 were held by the Company’s Chief Executive Officer (2004 – 2,941,324; 2003 – 3,524,658).

	A summary of the Company’s share purchase warrant activity is as follows:

		Number of shares	Weighted average exercise price	Weighted average remaining contractual life (years)

	Balance, December 31, 2002	3,447,260	$0.62	0.72
	Warrants granted
	Services rendered	650,000	0.52	4.37
	Finders’ fees	241,000	0.25	4.17
	Private placement	1,177,310	0.25	4.83
	Warrants expired	(3,447,260)	0.62	-
	Expired warrants extended	3,447,260	0.62	1.08

	Balance, December 31, 2003	5,515,570	0.51	2.40
	Warrants granted
	Services rendered	375,000	0.42	1.27
	Debenture conversion	389,996	0.25	4.39
	Finders fees	60,875	0.27	4.46
	Private placement	516,250	0.50	4.97
	Warrants expired	(3,447,260)	0.62	-
	Expired warrants extended	1,816,039	0.42	0.90

	Balance, December 31, 2004	5,226,470	0.38	3.10
	Warrants granted
	Debenture conversion	109,228	0.25	4.50
	Finders fees	7,875	0.50	4.00
	Private placement	1,175,625	0.85	2.84
	Warrants exercised	(156,476)	0.25	-
	Warrants expired	(1,868,539)	0.41	-
	Expired warrants extended	1,764,014	0.44	1.93

	Balance, December 31, 2005	6,258,197	$0.46	3.36

                                                                                                                                                                                         18

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

10.	Income taxes:

Income taxes attributable to loss for the year in these consolidated financial statements differ from amounts computed by applying the Canadian federal and provincial statutory rate of 35.6% (2004 – 35.6%; 2003 – 35.6%) as follows:

		2005	2004	2003

	Expected tax recovery	$967,000	$1,018,000	$1,028,000

	Tax effect of:
	Loss of foreign parent taxed at lower rates	(32,000)	(22,000)	(11,000)
	Permanent and other differences	(176,000)	(193,000)	(3,000)
	Non-capital losses of prior years expired	(867,000)	(220,000)	-
	Change in valuation allowance	(108,000)	(583,000)	(1,014,000)

		$-	$-	$-

Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and tax credit carryforwards.

	The Company’s deferred income tax assets are comprised of the following at December 31:

		2005		2004

	Net deferred tax assets and liabilities:
	Net operating loss carryforwards and other
		deductible temporary differences	$3,765,000	$3,873,000

	Total deferred tax assets		3,765,000	3,873,000

	Valuation allowance		(3,765,000)	(3,873,000)

	Net deferred tax assets		$-	$-

	At December 31, 2005, management believes that sufficient uncertainty exists as to whether or not the deferred tax assets will be realized, and accordingly, a valuation allowance is required.

                                                                                                                                                                                         19

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

10.	Income taxes: (continued)

As of December 31, 2005, the Company had net operating loss carryforwards of $10,278,093 available to offset taxable income earned in Canada and $2,102,627 available to offset taxable income earned in the United States. These losses expire as follows:

Canada	US

2005	$1,022,937
2006	1,255,161
2007	1,081,275
2008	1,966,305
2009	1,817,526
2010	1,647,342
2011	1,487,547
2018 and thereafter	-	2,102,627

$10,278,093	$2,102,627

11.	Commitments:

The Company has obligations under operating lease arrangements which require the following minimum annual payments:

Year ending December 31:
2006	$192,356
2007	189,859
2008	126,018
$508,233

12.	Contingent liabilities:

Product warranty:

The Company provides for estimated warranty costs at the time of product sale. Warranty expense accruals are based on best estimate with reference to historical claims experience. Since warranty estimates are based on forecasts, actual claim costs may differ from amounts provided. On the basis of historical claim cost, the management estimated that the warranty cost for 2005 would be negligible.

Years ended December 31,
2005	2004	2003

Balance, beginning of year	$18,728	$4,038	$11,436
Increase for new product sales	-	18,728	4,038
Actual warranty claim costs	-	-	-
Reversal for expired warranty	(18,728)	(4,038)	(11,436)

Balance, end of year	$-	$18,728	$4,038

                                                                                                                                                                                         20

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

13.	Selling, general and administrative expenses:

Selling, general and administrative expenses are comprised of the following:

	Years ended December 31,
	2005	2004	2003

Salaries and benefits	$1,073,873	$960,931	$908,211
Marketing	588,702	254,219	238,414
Legal and audit	250,611	142,130	137,092
Rent and facilities	210,714	193,804	151,792
Foreign exchange loss	17,150	13,674	76,238
Other	166,475	285,660	160,994

	$2,307,525	$1,850,418	$1,672,741

14.	Financial instruments:

(a)	Fair values of financial instruments:

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and convertible debentures. The fair value of these financial instruments approximate their carrying values due to their relative short term to maturity.

(b)	Foreign currency risk:

Foreign currency risk reflects the risk that the Company’s net assets or operations will be negatively impacted due to fluctuations in exchange rates. Revenues and expenses of the Company denominated in foreign currencies come due in the short-term and accordingly, management of the Company believes there is no significant exposure to foreign currency fluctuations. The Company does not have foreign currency derivative instruments in place.

(c)	Credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. As at December 31, 2005, one customer represented 95% of outstanding trade accounts receivable. (2004 - 97%). Management is of the opinion that any risk of accounting loss is significantly reduced due to the financial strength of its current customers. The Company's customers are currently concentrated in Canada and the United States. The Company performs ongoing credit evaluations, generally does not require collateral and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

                                                                                                                                                                                         21

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

14.	Financial instruments (continued):

(c)	Credit risk (continued):

Beginning	Recoveries	End of
of year	Charged to	and	year
balance	expenses	write-offs	balance

Allowance for doubtful accounts
Year ended December 31,2005	$-	$10,172	$(10,172)	$-
Year ended December 31,2004	-	-	-	-
Year ended December 31,2003	$-	$-	$-	$-

15.	Unaudited interim financial information:

The following table sets forth selected unaudited quarterly information for the Company’s last eight fiscal quarters (in thousands):

Fiscal 2005 Quarter End
December 31	September 30	June 30	March 31

Revenues	298	262	540	103
Gross margin	280	244	514	100
Net loss for the period	(711)	(752)	(482)	(771)
Net loss per share	(0.03)	(0.03)	(0.02)	(0.04)

Fiscal 2004 Quarter End
December 31	September 30	June 30	March 31

Revenues	46	399	18	286
Gross margin	44	343	16	270
Net loss for the period	(817)	(541)	(941)	(461)
Net loss per share	(0.04)	(0.03)	(0.05)	(0.03)

16.	Software license settlement:

As previously disclosed, an organization representing leading software manufacturers has made enquiries regarding the Company’s potential use of unlicensed software. The enquiry did not relate to software that the Company sold, but to software used in the conduct of its business. A self-audit revealed that the Company had unlicensed copies of software installed on its computers and, therefore, the Company agreed on June 16, 2004 to pay $103,883 as a settlement. The settlement amount, which was accrued in the three months ended June 30, 2004, is payable in thirteen monthly installments. The Company has since developed and implemented processes to monitor and control the installation and usage of software.

                                                                                                                                                                                         22

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

17.	Segmented information:

	(a)	Segment information:

		During 2005, 2004 and 2003, the Corporation was operating only in the advanced software for vision guidance of robotics system segment.

	(b)	Geographic information:

		Substantially all assets and operations are in Canada. A summary of sales by region of customer location is as follows:

			Years ended December 31,
			2005	2004	2003

		Canada	$37,804	$270,643	$140,405
		U.S.	1,135,366	499,326	50,491
		Japan	30,000	(20,000)	22,688

			$1,203,170	$749,969	$213,584

	(c)	Major customers:

		Sales to customers representing greater than 10% of total sales are as follows:

			Years ended December 31,
			2005	2004	2003

		Customer A	$1,060,218	$611,237	$174,586
		Customer B	-	145,420	-
		Customer C	-	-	22,688

18.	Subsequent events:

	(a)	Share subscription

On January 23, 2006 the Company issued 1,008,548 units at $0.50 per unit representing subscription proceeds of $500,000 and $4,274 of accrued interest paid from receipt date of the subscription amount. Each unit comprises one common share and one half-share (1/2) share purchase warrant. Each whole warrant has a two (2) year term and is exercisable at any time into one common share at a price of $0.60 per share.

                                                                                                                                                                                         23

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

18.	Subsequent events (continued):

	(b)	Private placement

At a meeting held March 15, 2006, the Board of Directors approved the private placement of up to $3,000,000 on terms to be negotiated with the investors. It is anticipated that the private placement will close on or about May 15, 2006.

19.	Recent accounting pronouncements:

(a)

In January 2003, the FASB issued FASB Interpretation No. 46, as amended ("FIN No. 46R"), Consolidation of Variable Interest Entities. FIN No. 46R clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46R applies to the Company in fiscal 2004. The adoption of FIN No. 46 has had no material impact on the Company’s financial statements.

(b)

In May 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (“FAS 150”). FAS 150 establish standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. FAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of FAS 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The application of FAS 150 has had no impact on the Company’s financial statements.

(c)

Effective July 1, 2003, the Company adopted Emerging Issues Task Force 00-21 ("EITF 00-21"). EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. In some arrangements, the different revenue-generating activities are sufficiently separable, and there may be sufficient evidence of their fair value to separately account for some or all of the deliverables. In other arrangements, some or all of the deliverables are not independently functional, or there is not sufficient evidence of their fair values to account for them separately. The adoption of this standard had no material impact on the Company's financial statements.

                                                                                                                                                                                         24

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2005, 2004 and 2003

19.	Recent accounting pronouncements (continued):

(c)

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition", which superseded Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 was to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21. SAB 104 also incorporated certain sections of the SEC's "Revenue Recognition in Financial Statements—Frequently Asked Questions and Answers" document. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101, as they apply to the Company, remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 had no material impact on the Company’s financial statements.

(d)

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs.” The statement amends Accounting Research Bulletin (“ARB”) No. 43, “Inventory Pricing” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be “so abnormal as to require treatment as current period charges.” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 is not expected to have any material impact on the Company’s financial statements.

(e)

In December 2004, the FASB revised its SFAS No. 123 (“SFAS 123R”). The revision requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in the consolidated statements of operations. The accounting provisions of SFAS 123R are effective for reporting periods beginning after December 15, 2005. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. See "Stock-based compensation" in note 2 for the pro forma net loss and net loss per share amounts, for fiscal 2003 through fiscal 2005, as if we had used a fair-value-based method in those years, similar to the methods required under SFAS 123R to measure compensation expense for employee stock incentive awards. Although it has not yet been determined whether the adoption of SFAS 123R will result in amounts that are similar to the current pro forma disclosures under SFAS 123, the Company is evaluating the requirements under SFAS 123R and expects the adoption to have a significant adverse impact on the amounts reported in our consolidated statements of operations and net loss per share.

                                                                                                                                                                                         25